UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934

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PureCycle Technologies, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MESSAGE FROM THE CHIEF EXECUTIVE OFFICER

Dear Fellow PureCycle Shareholders,

We are pleased to invite you to join us at the 2025 annual meeting of shareholders (the “Annual Meeting”) of PureCycle Technologies, Inc. (the “Company”, “we”, “us”, “our”, “PureCycle”, or “PCT”) to be held on May 8, 2025, at 10:00 a.m. Eastern Time by means of a live virtual conference. We value your voice and believe it is important that your shares are represented at our Annual Meeting. We urge you to cast your vote as soon as possible by telephone, via the Internet or by mail.

The following notice of the annual meeting (the “Notice of Availability” or “Notice”) and proxy statement (the “Proxy Statement” or “Proxy”) describe the various matters that will be voted on. During the meeting, we will also provide a brief corporate update and open the floor for you to ask questions related to this update and other PureCycle-related matters.

Please refer to the accompanying Proxy Statement for detailed information on each of the proposals and the Annual Meeting.

On behalf of the Board of Directors (the “Board”), executives and all PureCycle team members, we appreciate your continued support of PureCycle and the work we do to take on the plastic waste crisis.

March 28, 2025

Dustin Olson

Chief Executive Officer

NOTICE OF 2025 ANNUAL GENERAL MEETING

2025 Annual General Meeting of Shareholders Details

Date & Time:	May 8, 2025	Record Date:	March 21, 2025
	10:00 a.m. ET		You may vote if you were a shareholder at the close of business on March 21, 2025. A list of Record Date holders will be available during ordinary business hours, at our principal place of business in Orlando, Florida for a period of 10 days ending on the day before May 8, 2025, the Annual Meeting date.

Place:	www.proxypush.com/PCT	Proxy Mail Date:	March 28, 2025

For additional Annual Meeting details, see “General Information About the Annual Meeting and Voting” in this Proxy Statement below.

Voting: Shareholders are invited to attend the live virtual meeting. Even if you plan to attend, we encourage you to vote in advance of the meeting. You may cast your vote via:

Internet www.proxypush.com/PCT	Mail mark, sign, date & return your proxy card

Phone 1 (866) 396-2053	Live @ virtual Annual Meeting www.proxydocs.com/PCT

For additional information, see “How to Vote” for specific instructions on how to vote through each of these channels below.

At our Annual Meeting, our shareholders will be asked to:

1.	Elect the eight directors recommended by our Nominating and Corporate Governance (“N&CG”) Committee, approved by our Board, and named in this Proxy Statement;

2.	Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

3.	Approve, on an advisory basis, our named executive officer compensation; and

4.	Transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To be Held on May 8, 2025: Our Annual Report on Form 10-K for the year ended December 31, 2024, and the 2025 Proxy Statement are available free of charge at: www.proxydocs.com/PCT.

By order of the Board,

Brad S. Kalter

General Counsel, Chief Compliance Officer and Corporate Secretary

i

PURECYCLE™

2024 KEY BUSINESS HIGHLIGHTS

VERTICAL INTEGRATION STRATEGY - DENVER, PURIFICATION, COMPOUNDING OPERATIONS

PureCycle leveraged the Company's new sorting facility in Denver, PA to create high-quality polypropylene bales. This led to more efficient purification operations at the Ironton Facility. PureCycle's compounding operation has played a critical role in the commercialization of the Company's plastic-to-plastic recycling process. PureCycle believes its ability to modify PureFive™ resin and provide a recycled product that performs similarly to virgin polypropylene is a differentiator in the industry.

FIRST PRODUCTS MANUFACTURED WITH PUREFIVE™ RESIN

PureCycle collaborated with plastic cup manufacturers to successfully create a polypropylene cup made with 50% PureCycle resin. The Company also worked together with textile companies to turn PureFive™ resin into fiber spools used to trial and produce several high-quality rugs.

BUMPER FASCIA PRODUCED FOR ONE OF THE LARGEST AUTOMOTIVE MANUFACTURERS

PureCycle worked with a leading provider of polypropylene compounds to produce a material that was successfully molded into a bumper fascia for one of the largest global automotive manufacturers. The compound used to create the bumper fascia was entirely made from PureFive™ resin.

PRODUCTION MILESTONES REACHED AT IRONTON FACILITY

1M

Flagship Facility in Ironton, Ohio processed more than one million pounds of feedstock over a consecutive seven-day span. This included the processing of 200,000 pounds of material in one day. The Company also reached feed rates of more than 10,000 pounds per hour during this time.

$90 MILLION CAPITAL RAISE

PureCycle entered into a series of transactions with Sylebra Capital Management and Samlyn Capital, LLC and raised gross proceeds of $90 million. The capital raised is expected to allow the Company to continue with its investments to facilitate future growth.

$90M

Forward-looking statements. Except for historical and factual information contained herein, matters set forth in this Proxy Statement identified by words such as “expects,” “believes,” “will” and similar expressions are forward-looking statements under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the “safe harbor” protection thereunder. The forward-looking statements are based on the current expectations of management, are not guarantees of future results and are subject to uncertainties. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Actual events and results may differ materially from those anticipated by us in those statements due to several factors, including those disclosed in our other filings with the SEC. We may change our intentions or plans discussed in our forward-looking statements without notice at any time and for any reason and we undertake no obligation to update any forward-looking statements made in this Proxy Statement or in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, to reflect new events or circumstances, new information or the occurrence of unanticipated events, except as required by law.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Purpose of the Annual Meeting. At our Annual Meeting, our shareholders will be asked to consider and vote on the following proposals:

Proposal 1:	Elect the eight directors recommended by our Nominating and Corporate Governance Committee, approved by our Board, and named in this Proxy Statement;

Proposal 2:	Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

Proposal 3:	Approve, on an advisory basis, our named executive officer compensation.

As of the date of this Proxy Statement, we are not aware of any business to come before the Annual Meeting other than the three items noted above.

Board Recommendation. Our Board unanimously recommends that you vote:

FOR	the proposal to Elect the eight directors recommended by our Nominating and Corporate Governance Committee, approved by our Board, and named in this Proxy Statement;

FOR	the proposal to Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

FOR	the advisory resolution to Approve named executive officer compensation.

Availability of Proxy Materials. The Proxy materials, including this Proxy Statement, a Proxy card and our Annual Report on Form 10-K for the year ended December 31, 2024, which we filed with the SEC on February 27, 2025 (the “2024 Annual Report”), are available for viewing, printing and downloading at www.proxydocs.com/PCT.

Who Can Vote at the Annual Meeting? Only shareholders of record at the close of business on the Record Date of March 21, 2025, are entitled to receive notice of the Annual Meeting and to vote the shares of our common stock that they held on that date. As of the Record Date, there were 179,412,172 shares of our common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Difference Between a “Shareholder of Record” and a Beneficial Owner of Shares Held in “Street Name.”

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Continental Transfer & Trust Company, then you are considered the “shareholder of record” of those shares. In this case, your Notice of Availability has been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained in the Notice of Availability and in the section titled “How to Vote” below.

Beneficial Owner of Shares Held in Street Name. If your shares are held by a bank, broker or other nominee, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, your Notice of Availability will be sent to you by that organization. The organization holding your shares is considered the shareholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials instead of a Full Set of Proxy Materials? We are pleased to comply with the rules of the SEC that allow companies to distribute their proxy materials over the Internet under the “notice and access” approach. As a result, we are sending the shareholders of record and the beneficial owners of our common stock a copy of the Notice of Availability instead of paper copies of this Proxy Statement, our Proxy card, and our 2024 Annual Report. We will send the Notice of Availability on or prior to March 28, 2025. Detailed instructions on how to access these materials via the Internet may be found in the Notice of Availability. This Proxy Statement and our 2024 Annual Report are available for viewing, printing and downloading on the Internet at www.proxydocs.com/PCT.

How to Virtually Attend the Annual Meeting. The Annual Meeting will be a virtual meeting and you may not attend in person. In order to attend the meeting online, you must register in advance at www.proxydocs.com/PCT prior to the deadline of May 7, 2025, at 11:59 p.m., Eastern Time. You may attend the Annual Meeting online by following the instructions that you will receive once your registration is complete.

Online registration for the Annual Meeting will begin on March 28, 2025, and you should allow ample time for online registration. Upon completing your registration, you will receive a verification email confirming your registration into the Annual Meeting. The Annual Meeting will start at 10:00 a.m., Eastern Time, on May 8, 2025. You will receive a link to join the Annual Meeting one hour prior to the start of the meeting, and you will be allowed to “enter” the Annual Meeting through the link 15 minutes prior to the meeting. We will have technicians standing by and ready to assist you with any technical difficulties you may have accessing the virtual meeting starting at 9:45 a.m., Eastern Time, on May 8, 2025.

How to Vote. If you are the shareholder of record of your shares as of the Record Date, you can vote your shares by proxy prior to the Annual Meeting or online during the Annual Meeting. If you choose to vote by proxy prior to the Annual Meeting, you may do so by telephone, via the Internet or by mail as follows:

•

By Telephone Prior to the Annual Meeting. You may transmit your proxy over the phone by calling (866) 396-2053 and following the instructions provided in the Notice of Availability and on the proxy card. You will need to have your Notice of Availability or proxy card in hand when you call.

•

Via the Internet Prior to the Annual Meeting. You may transmit your proxy via the Internet by following the instructions provided in the Notice of Availability and on the proxy card. You will need to have your Notice of Availability or proxy card in hand when you access the website. The website for voting is available at www.proxypush.com/PCT.

•	By Mail Prior to the Annual Meeting. If you requested printed copies of proxy materials, you may vote by mailing your proxy card as described in the proxy materials.

•

Online during the Annual Meeting. In order to attend the Annual Meeting online and vote online during the Annual Meeting, you must register in advance at www.proxydocs.com/PCT prior to the deadline of May 7, 2025, at 11:59 p.m. Eastern Time. You may vote your shares online while virtually attending the Annual Meeting by following the instructions found on your Notice, proxy card and/or voting instruction form and subsequent instructions that will be delivered to you via email following your registration.

Telephone and Internet voting for shareholders of record will be available until 10:00 a.m. Eastern Time on May 8, 2025, and mailed proxy cards must be received by 10:00 a.m. Eastern Time on May 8, 2025, in order to be counted at the Annual Meeting.

If your shares are held in street name, your bank, broker or other nominee is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the bank, broker or other nominee that holds your shares. In order to vote your shares you will need to follow the instructions that your bank, broker or other nominee provides you. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the bank, broker or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization. If your shares are held in “street name,” you must demonstrate proof of beneficial ownership to virtually attend the Annual Meeting and must obtain a legal proxy from your bank, broker or other nominee to vote at the Annual Meeting. Only shareholders who have registered to attend the meeting by May 7, 2025, at 11:59 p.m. Eastern Time, using the process described above may vote during the meeting. In addition, you will need your control number included on your Notice, proxy card or voting instruction form in order to demonstrate proof of beneficial ownership and to be able to vote during the Annual Meeting.

Even if you plan to attend the Annual Meeting online, we urge you to vote your shares by proxy in advance of the Annual Meeting so that if you should become unable to attend the Annual Meeting your shares will be voted as directed by you.

Can I Vote My Shares by Filling Out and Returning the Notice of Internet Availability of Proxy Materials? No. The Notice of Availability and proxy card contain instructions on how to vote by proxy via the Internet, by telephone, by requesting and returning a paper proxy card, or by voting online while virtually attending the Annual Meeting.

How Do I Submit a Question at the Annual Meeting? Shareholders can submit questions while registering to attend the virtual meeting and may continue to do so at any time prior to or during the Annual Meeting until its adjournment.

May I See a List of Shareholders Entitled to Vote as of the Record Date? A list of shareholders as of the close of business on the Record Date will be available for examination by the shareholders at our principal place of business in Orlando, Florida for a period of ten days ending on the day before May 8, 2025, the Annual Meeting date.

Quorum. A quorum of shareholders is necessary to hold a valid meeting. Our Second Amended and Restated Bylaws (“Bylaws”) provide that a quorum will exist if shareholders holding a majority of the shares of stock issued and outstanding and entitled to vote at the meeting are present at the meeting in person or by means of remote communication or represented by proxy. The inspector of elections determines whether quorum is present.

Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person or by means of remote communication at the meeting. If a quorum is not present, we expect to adjourn the Annual Meeting until a quorum is obtained.

A broker “non-vote” occurs when (i) a broker or other nominee holds shares for a beneficial owner, (ii) the beneficial owner has not given the respective broker specific voting instructions, (iii) the matter is non-routine in nature, and (iv) there is at least one routine proposal presented at the applicable meeting of shareholders (such as Proposal 2 at this Annual Meeting). Under applicable rules, a broker or other nominee has discretionary voting power only with respect to proposals that are considered “routine,” but not with respect to “non-routine” proposals. Broker non-votes are considered present for purposes of determining the presence of a quorum so long as the shares represented by a broker or other nominee who holds shares for a beneficial owner, where the beneficial owner has not given the respective broker or other nominee specific voting instructions, can be voted for, against or in abstention for at least one proposal presented at the Annual Meeting. Because there is a routine proposal presented at the Annual Meeting (Proposal 2) on which brokers and other nominees have such discretionary voting power, broker non-votes will be counted for quorum purposes at the Annual Meeting. Broker non-votes will not be counted for purposes of determining the number of votes cast or considered entitled to vote, as applicable, on any proposal.

Abstentions represent a shareholder’s affirmative choice to decline to vote on a proposal and occur when shares present at the meeting are marked ABSTAIN.

Proposals 1 and 3 are non-routine matters, so your broker or nominee may not vote your shares on Proposal 1 or Proposal 3 without your instructions. Proposal 2, the ratification of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, is a routine matter so your broker or nominee may vote your shares on Proposal 2 even in the absence of your instruction.

Please instruct your bank, broker or other nominee to ensure that your vote will be counted.

Votes Required. With respect to Proposal 1, directors shall be elected by the affirmative vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee). If any nominee for director receives a greater number of votes “against” his or her election than votes “for” such election, our Bylaws require that such person must promptly tender his or her resignation to the Board following certification of the vote. Such tendered resignation will be considered in accordance with the procedures set forth in our Bylaws. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of nominees.

Adoption of each of Proposals 2 and 3 requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter (meaning that of the shares present or represented at the meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved). Abstentions will have the same effect as a vote “against” Proposals 2 and 3. Proposal 2 is considered a routine matter on which the broker will have discretionary authority to vote on the proposal should a beneficial holder not provide voting instructions. For that reason, if you are a beneficial holder and you wish to vote “for,” “against” or “abstain” from Proposal 2, you will have to provide your broker with such an instruction. Otherwise, your broker will vote Proposal 2 in its discretion. Broker non-votes will have no effect on the vote for Proposal 3.

How You May Vote. With respect to Proposal 1 you may vote “for” or “against” each of nominees, or you may “abstain” from voting for one or more nominees. If you “abstain” from voting with respect to Proposal 1, your vote will not be considered a vote cast for Proposal 1 and will have no effect on the election of nominees. Broker non-votes will have no effect on the election of the nominees.

With respect to each of Proposals 2 and 3, you may vote “for,” “against” or “abstain.” If you “abstain” from voting with respect to Proposal 2 or Proposal 3, your vote will have the same effect as a vote “against” that proposal. Proposal 2 is considered a routine matter on which the broker will have discretionary authority to vote on the proposal should a beneficial holder not provide voting instructions. For that reason, if you are a beneficial holder and you wish to vote “for,” “against” or “abstain” from Proposal 2, you will have to provide your broker with such an instruction. Otherwise, your broker will vote Proposal 2 in its discretion. Broker non-votes will have no effect on the vote for Proposal 3.

Method of Counting Votes. Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of directors, for each share held by such shareholder as of the Record Date. Votes cast online during the Annual Meeting or by proxy by mail, via the Internet or by telephone will be tabulated by the inspector of elections appointed for the Annual Meeting, who will also determine whether a quorum is present.

Revoking a Proxy; Changing Your Vote. If you are a shareholder of record, you may revoke your proxy before the vote is taken at the Annual Meeting:

•

by submitting a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the telephone or Internet voting procedures described in the “How to Vote” section above;

•	by voting online at the Annual Meeting using the procedures described in the “How to Vote” section above; or

•	by filing a written revocation with our Corporate Secretary, which must be received before 5:00 p.m. Eastern Time on May 7, 2025.

If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee holding your shares. You may also vote online during the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares and follow the procedures described in the “How to Vote” section above.

Your virtual attendance at the Annual Meeting, without voting online during the Annual Meeting, will not automatically revoke your proxy.

Costs of Proxy Solicitation. We will pay the cost of soliciting proxies. The Company is making this solicitation by mail and may also use telephone or in person contacts, using the services of a number of regular employees of PureCycle at nominal or no cost. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of common stock held of record by them, and we will reimburse those persons for their reasonable expenses in doing so.

Voting Results. We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

2026 Shareholder Proposals and Nominations. In order to submit a proposal for inclusion in our proxy statement and proxy card for the 2026 annual meeting of shareholders, you must follow the procedures outlined in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, we must receive your shareholder proposal at our principal corporate offices in Orlando, Florida as set forth below no later than November 28, 2025.

If you wish to present a proposal or nominate a director for consideration at the 2026 annual meeting of shareholders without having the proposal or nominee included in our Proxy Statement and proxy card per the above paragraph, you must follow the current advance notice provisions and other requirements and procedures outlined in our Bylaws, which are filed with the SEC. To be properly brought, that notice must contain the information specified in our Bylaws and we must receive your notice at the address noted below no earlier than the close of business on January 8, 2026, and no later than the close of business on February 7, 2026. If your notice is not properly brought before the 2026 annual meeting of shareholders in accordance with our Bylaws, the chairman of the Board may declare such proposal or nomination not properly brought before the 2026 annual meeting of shareholders, and it will not be acted upon.

Universal Proxy Rules. In addition to satisfying the requirements under our Bylaws, if a shareholder intends to comply with the SEC’s universal proxy rules and to solicit proxies in support of director nominees other than the Company’s nominees, the shareholder must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice—unless the information required by Rule 14a-19 has been provided in a preliminary or definitive proxy statement previously filed by such shareholder—must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the one-year anniversary date of the Annual Meeting (for the 2026 annual meeting of shareholders, no later than March 9, 2026). However, if the date of the 2026 annual meeting of shareholders is changed by more than 30 calendar days from such anniversary date then the shareholder must provide notice by the later of 60 calendar days prior to the date of the 2026 annual meeting of shareholders and the 10th calendar day following the date on which public announcement of the date of the 2026 annual meeting of shareholders is first made.

As of the deadline for shareholders to provide notice of such intent pursuant to Rule 14a-19 for the Annual Meeting, no shareholder provided such notice and, consequently, the universal proxy rules do not apply to this Annual Meeting.

Any proposals or notices should be sent to the following mailing address:

Brad S. Kalter

General Counsel, Chief Compliance Officer and Corporate Secretary

PureCycle Technologies, Inc.

20 North Orange Avenue, Suite 106

Orlando, Florida 32801

PROPOSAL ONE — ELECTION OF DIRECTORS

The following eight directors have been recommended by our N&CG Committee and approved by our Board. All of the nominees, except for Mr. Gibson, were elected by the shareholders at the 2024 annual meeting of shareholders held on May 8, 2024. Mr. Gibson has been nominated by the Board for election at the Annual Meeting. The nominees will serve for a one-year term until the 2026 annual meeting of shareholders and until their successors are duly elected and qualified or until their earlier death, disability, resignation, disqualification or removal. The Board expects each nominee to be able to serve if elected.

Vote Required

Each of the eight director nominees will be elected by the affirmative vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee). If any nominee for director receives a greater number of votes “against” his or her election than votes “for” election, our Bylaws require that such person must promptly tender his or her resignation to the Board following certification of the vote. Such tendered resignation will be considered in accordance with the procedures set forth in our Bylaws.

Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of nominees.

Vote Recommendation: “FOR” the election of each of the eight nominees for election to the Board.

BOARD NOMINEES AND QUALIFICATIONS

Steven Bouck, 68, joined the Board in 2022. He is an independent director, Chair of the Compensation Committee and member of the Audit and Finance Committee. Mr. Bouck served as the Executive Projects Manager for Waste Connections, Inc., a solid waste services company, from July 2018 until March 2022. Prior to that, Mr. Bouck served in executive leadership roles with Waste Connections as President, from September 2004 to July 2018, and as Executive Vice President and Chief Financial Officer, from February 1998 to September 2004. Mr. Bouck held various positions with First Analysis Corporation, an investment research and private equity firm, from 1986 to 1998, focusing on financial services to the environmental industry. Mr. Bouck holds B.S. and M.S. degrees in Mechanical Engineering from Rensselaer Polytechnic Institute, and a Master in Business Administration in Finance from the Wharton School of Business. The Company believes that Mr. Bouck is well qualified to serve as a member of the Board due to his corporate leadership experience, particularly in the environmental industry.

Tanya Burnell, 48, joined the Board in 2021. She is an independent director, Chair of the Audit and Finance Committee and a member of the Compensation Committee. Since 2021, Ms. Burnell has served as Vice President, Growth Equity and Sustainability, of CC Industries, Inc., an affiliate of Henry Crown and Company, a privately owned investment company. In her role, Ms. Burnell focuses primarily on sourcing and executing new investment opportunities, and providing strategic, financial and operational oversight to operating companies. From 2013 to 2021, Ms. Burnell served as a Director of CC Industries, Inc. Previously, Ms. Burnell was a Director and Co-Head of Corporate Development for UL Solutions, a global safety science company, and held various positions in the Investment Banking Division of Citigroup, a global financial institution. Ms. Burnell holds a Bachelor of Science in Business Administration from the University of Richmond, and a Master of Business Administration from the University of Chicago Booth School of Business. The Company believes that Ms. Burnell is well qualified to serve as a member of the Board due to her expertise and experience in finance, operational oversight, and strategy. Ms. Burnell is the director designated by Pure Crown (as defined below) pursuant to the letter agreement described under “Director Nominations—Agreements to Nominate Certain Directors.”

Daniel Coombs, 68, joined the Board in 2022 and currently serves as Chairman of the Board and Chair of the Operational Excellence Committee. Prior to joining PureCycle’s Board, Mr. Coombs most recently served from January 2017 through July 2020 as executive vice president global manufacturing, projects and refining for LyondellBasell Industries N.V., a multinational chemical company and licensor of polyethylene and polypropylene technologies. Mr. Coombs previously served as executive vice president for LyondellBasell’s global business lines: olefins and polyolefins from January 2016 to January 2017, intermediates and derivatives from May 2015 to January 2016, and technology from May 2015 to September 2018. Mr. Coombs previously spent 37 years at Chevron Phillips Chemical Company, a petrochemical company, and Phillips Petroleum, a petroleum company, serving as senior vice president global manufacturing from December 2013 to May 2015, specialties, aromatics and styrenics from January 2012 to November 2013, and deputy general manager, Qatar Chemical Company, a chemical and plastics company from 2010 through 2011. Mr. Coombs earned his Bachelor of Science in Chemical Engineering from The Ohio State University, a Master of Science from the University of Tulsa and a Master of Business Administration from Texas A&M University. Mr. Coombs is an American Institute of Chemical Engineers Foundation Trustee and Chairman for the Corporate Council. In addition, Mr. Coombs is a registered professional engineer. The Company believes that Mr. Coombs is well qualified to serve as a member of the Board due to his broad experience in the chemicals and plastics industries. Mr. Coombs served as Executive Chairman from August 2022 through August 5, 2024, and from his appointment in 2022 through the Annual Meeting on May 8, 2025, will have served as one of two directors designated by Sylebra Capital (as defined below) pursuant to the Board Representation Agreement (as defined below) described under “Director Nominations—Agreements to Nominate Certain Directors.”

Jeffrey Fieler, 55, joined the Board in 2021. He is an independent director, Chair of the N&CG Committee and a member of the Compensation Committee. From December 1, 2023, through February 18, 2024, Mr. Fieler served as PCT’s interim Chief Financial Officer. Since 2023, Mr. Fieler has served as a senior advisor to Sylebra

Capital, LLC. Since June 2021, Mr. Fieler has also served as the Chief Investment Officer and Portfolio Manager of Veztemida Capital Management, an asset manager. From June 2010 to March 2018, Mr. Fieler served as the Founder and Portfolio Manager of Sylebra Capital, a global investment manager, where he managed an active portfolio in the global technology, media and telecommunications sectors with assets under management in excess of $1.5 billion. From May 2003 until June 2010 Mr. Fieler was at Coatue Management, a global investment manager, where he managed investment research and portfolio positions related to the Internet, Media and Telecom industries. He served as partner of Coatue Management from May 2003 until January 2007 and as a Senior Partner from January 2007 until June 2010. From March 2000 until May 2003, Mr. Fieler was a Managing Director and Senior Internet Analyst at Bear Stearns, an investment bank. Mr. Fieler has a Master in Business Administration from the New York University Stern School of Business and a B.A. from Brown University. The Company believes that Mr. Fieler is well qualified to serve as a member of the Board due to his broad experience in finance and investing. Mr. Fieler is one of two directors designated by Sylebra Capital pursuant to the Board Representation Agreement described under “Director Nominations—Agreements to Nominate Certain Directors.”

Daniel Gibson, 44, is nominated to join the Board at the 2025 Annual Meeting of Shareholders. Mr. Gibson is the Co-Founder, Chief Investment Officer and Managing Partner of Sylebra Capital Management, a global investment manager founded in 2011 to invest in global public equities with a focus on technology, media and telecommunications (TMT) companies in the early stages of their life cycle. Previously Mr. Gibson was a Partner at Coatue Management, a global investment manager, following a career in private equity and investment banking. Mr. Gibson received a B.A. in economics from Amherst College. Since 2018, in addition to his roles at Sylebra, Mr. Gibson has served as a director of Impinj, Inc. (NASDAQ: PI), a leading RAIN RFID provider and Internet of Things pioneer, serving as a member of both the Audit and Compensation committees. Mr. Gibson will be one of two directors designated by Sylebra Capital pursuant to the Board Representation Agreement described under “Director Nominations—Agreements to Nominate Certain Directors” Mr. Gibson would be one of two directors designated by Sylebra Capital pursuant to the Board Representation Agreement described under “Director Nominations—Agreements to Nominate Certain Directors.”

Allen Jacoby, 58, joined the Board in 2022. He is an independent director, a member of the N&CG Committee, and the Lead Independent Director (“LID”) since May 2022. Mr. Jacoby serves as Executive Vice President and President, Textiles for Milliken and Company (“Milliken”), an American industrial manufacturer. From 2021 through 2024, Mr. Jacoby served as Chief Strategy Officer, Senior Vice President of Corporate Development and Head of Innovation at Milliken. He was the Senior Vice President of the Plastics Additives business from May 2013 to June 2021, and the Business Manager of Industrial Textiles, from September 2009 to May 2013. Mr. Jacoby has served on the boards of the Plastics Industry Association and The Alliance to End Plastic Waste. Mr. Jacoby has a bachelor’s degree in Chemical Engineering from Purdue University and a Masters of Business Administration from The Wharton Business School, with dual majors in finance and entrepreneurial management. The Company believes that Mr. Jacoby is well qualified to serve as a member of the Board due to his more than 30 years of leadership experience in the chemicals and plastics industries in research and development, sales, manufacturing, business leadership, strategy and mergers and acquisitions.

Fernando Musa, 59, joined the Board in 2021. He is an independent director and is a member of the Audit and Finance Committee and Operational Excellence Committee. Mr. Musa served as PureCycle’s Lead Independent Director from March 2021 until May 2022. Since March 2020, Mr. Musa has served as an Operating Partner of Advent International, a global private equity firm. Since March 2020, he has served as a Senior Advisor of Bain & Company, a global management consultancy firm, and from March to December 2020 was a member of the Advisory Board of Oxiteno, a multinational manufacturer of surfactants and chemicals. Previously, Mr. Musa served as the Global Chief Executive Officer of Braskem S.A., a petrochemical company, from May 2016 to December 2019, as CEO of Braskem America from May 2012 to April 2016, and as Braskem’s Vice President of Planning and Business Development in 2011. In 2010, Mr. Musa was responsible for Braskem’s Quattor Planning and Integration process. Prior to joining Braskem, Mr. Musa was a Partner of Pragma Gestão de Patrimônio Ltda., a wealth management firm, from 2008 to 2009. From 1998 to 2007, Mr. Musa was Managing Partner and Co-Head of the Latin American Practice of Monitor Group, a multinational strategy consulting practice. From 1997 to 2001, Mr. Musa served as Founding Partner of MGDK, a local consulting firm focused on turnaround and venture capital. In 1995 and 1996, Mr. Musa was a Strategic Planning Director at Editora Abril, a publishing and printing company, and was a Business Analyst and Engagement Manager at McKinsey, a worldwide management consulting firm, from 1990 to 1995. Mr. Musa also participated in the Management Trainee Program at The Dow Chemical Company in 1989. Mr. Musa received a degree in Mechanical Engineering from the Instituto Tecnológico da Aeronáutica in 1988 and also received a Master in Business Administration from Insead in 1992. The Company believes that Mr. Musa is well qualified to serve as a member of the Board due to his vast experience in the chemical industry and his over 30 years of experience in strategic management and finance in leadership roles.

Dustin Olson, 48, serves as the Company’s Chief Executive Officer since August 9, 2022, and is a member of the Operational Excellence Committee. Prior to his appointment to Chief Executive Officer, Mr. Olson served as PCT’s Chief Operating Officer, from March 9, 2022, to August 9, 2022, and Chief Manufacturing Officer from January 2021. Previously, Mr. Olson served as the Vice President of Advanced Polymer Solutions of LyondellBasell, a multinational chemical company and licensor of polyethylene and polypropylene technologies, from August 2018 to December 2020, where he had commercial responsibilities for all advanced polymer solution activities across Asia-Pacific, Africa, the Middle East and India. From June 2017 to August 2018, Mr. Olson served as LyondellBasell’s Director of Polypropylene Compounds, where he was commercially and functionally responsible for polypropylene compounds activities across Asia-Pacific, Africa, the Middle East and India. In addition, Mr. Olson also served as Director of Manufacturing for Compounding, Catalyst and Ethanol for LyondellBasell from June 2015 to June 2017, where he was responsible for all compounding, catalyst and ethanol manufacturing activities across the Americas. Mr. Olson received a B.S. in Chemical Engineering from the University of Missouri-Rolla, a Master in Chemical Engineering from the University of Houston, and a Master in Business Administration from Rice University’s Jesse H. Jones Graduate School of Management. The Company believes that Mr. Olson is well qualified to serve as a member of the Board due to his vast experience in the chemicals and plastics industries business leadership and strategy.

Director Compensation

Our director compensation program is intended to attract, retain, and reward highly qualified non-employee Board members and to align their interests with the long-term interests of our shareholders. The Compensation Committee annually reviews and considers information from its independent compensation consultant regarding the form and amount of compensation paid among peers, using the same group of companies as used to assess executive compensation. Informed by this review, the Compensation Committee makes recommendations to the Board for approval, if changes are determined appropriate.

In furtherance of these objectives, our non-employee directors receive a combination of equity-based compensation in the form of restricted stock units (“RSUs”), and cash compensation. Non-employee directors received an annual grant of RSUs on May 8, 2024, with a targeted value of $125,000. For purposes of the 2024 RSU grants, the number of RSUs was calculated using the average of the closing price of the Company’s common stock as reported on the Nasdaq Exchange for the twenty consecutive trading days prior to the May 8, 2024, grant date. The RSUs generally vest on the earlier of one year following the grant date or the regular annual meeting of shareholders, which occurs in the calendar year following the calendar year in which the grant occurs.

Directors who also serve as executive employees do not receive any compensation for their service on the Board. Non-employee directors also receive cash compensation for service on committees, as Chairman, and as lead director. In 2024, upon Mr. Coombs’ transition from Executive Chairman to non-executive Chairman of the Board, the Board approved an annual Chairman retainer of $80,000. Additionally, upon the creation of the Operational Excellence Committee in July 2024, the Board approved a $15,000 annual retainer for the Operational Excellence Committee Chair and a $10,000 annual retainer for each of the non-employee, non-Chair members of the Operational Excellence Committee. No other changes were made to the director compensation program for 2024. The annual cash compensation for the Board members is set forth below:

Annual Fees

Base Cash Retainer	$75,000

Lead Independent Director	$35,000

Chairman of the Board	$80,000

Audit and Finance Committee Chair	$30,000

Compensation Committee Chair	$20,000

Nominating and Corporate Governance Committee Chair	$15,000

Operational Excellence Committee Chair	$15,000

Non-Chair Audit and Finance Committee Members	$15,000

Non-Chair Compensation Committee Members	$10,000

Non-Chair Nominating & Corporate Governance Committee Members	$7,500

Non-Chair Operational Excellence Committee Members	$10,000

We do not provide any tax gross-ups to our non-employee directors, all of whom are solely responsible for their respective tax obligations as a result of their equity and cash compensation for Board service. Non-employee directors are reimbursed for reasonable expenses incurred in connection with their activities as directors, including attendance at director-education seminars and conferences.

The following table sets forth the total compensation for our directors (other than Messrs. Olson and Fieler) for 2024. Information regarding compensation paid to our directors who are also named executive officers, including Messrs. Olson and Fieler (who served as Interim Chief Financial Officer for a period in 2024), is not included in the table below and is instead set forth in the 2024 Summary Compensation Table.

2024 Director Compensation

	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Steven Bouck	$110,000	$115,324		$225,324

Tanya Burnell	$115,000	$115,324		$230,324

Dan Coombs(4)	$77,083	$115,324	$503,223	$695,630

Allen Jacoby	$123,125	$115,324		$238,449

Fernando Musa	$104,375	$115,324		$219,699

1	Fees paid in calendar year 2024.
2

Reflects the grant date fair value of 2024 RSU awards, calculated in accordance with FASB ASC Topic 718. For information regarding assumptions used in calculating these values, see Note 5 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. As of December 31, 2024, the non-employee directors held the following outstanding stock awards: Mr. Bouck, 24,177 RSUs; Ms. Burnell, 24,177 RSUs; Mr. Coombs, 24,177 RSUs; Mr. Jacoby, 24,177 RSUs; and Mr. Musa, 24,177 RSUs.

3	For Mr. Coombs, the amount in this column reflects cash amounts received in his role as Executive Chairman.
4

Mr. Coombs was appointed to our Board on June 1, 2022, as an independent director. From August 5, 2022, through August 4, 2024, Mr. Coombs served as the Company’s Executive Chairman. Effective August 5, 2024, Mr. Coombs was appointed as non-independent Chairman of the Board and will receive an additional annual retainer of $80,000. While serving as Executive Chairman, Mr. Coombs received a pro-rated base salary at an annual rate of $450,000. In addition, Mr. Coombs was eligible for the regular annual director RSU award described above for 2024, which was granted on May 8, 2024, and is reported in the “Stock Awards” column.

Non-employee Director Stock Ownership Guidelines

We maintain stock ownership guidelines that enable us to meet our compensation objective of aligning the interests of our non-employee directors, with those of our shareholders. In 2024, the Board revised the stock ownership guideline for our non-employee directors from 3x to 4x the director’s annual base cash retainer. Non-employee directors are expected to meet the applicable guidelines within five years following their appointment or election as a director. As of December 31, 2024, each of our non-employee directors was either in compliance with the stock ownership guidelines or was expected to meet such guidelines within the applicable five-year period.

CORPORATE GOVERNANCE
Governance Overview
Our governance framework is designed to be a flexible structure for principled and effective decision-making and compliance with SEC and The Nasdaq Stock Market LLC (“Nasdaq”) requirements. Our Board is committed to developing and continually reviewing our governance framework for alignment with best practices and stakeholder interests and acts to enhance our ability to oversee the execution of strategies that drive value for the Company, our customers, employees and shareholders. PureCycle’s key governance documents, including our Board committee charters and Code of Business Conduct and Ethics (“Code of Conduct”), are available on our website at https://ir.purecycle.com/corporate-governance/governance-documents. Information contained on or accessible through our website is not a part of this Proxy Statement and included for reference only.
Code of Business Conduct and Ethics
We have adopted a Code of Conduct applicable to our directors, officers and employees, including our Chief Executive Officer (“CEO”), Chief Financial Officer and other executive and senior financial officers. The Code of Conduct is available on our website at https://ir.purecycle.com/corporate-governance/governance-documents. Our Board is responsible for overseeing the Code of Conduct and must approve any amendments, waivers and exceptions to the Code of Conduct for executive officers and directors. Our Chief Financial Officer and General Counsel must approve any amendments, waivers and exceptions to the Code of Conduct for our employees. We intend to disclose future amendments to the Code of Conduct, or waivers of certain provisions as they relate to our directors and executive officers at the same location on our website to the extent required by applicable rules and exchange requirements. The information on our website is not intended to form a part of or be incorporated by reference into this Proxy Statement.
Corporate Governance Guidelines
The Company is committed to conducting business with integrity and pursuing governance best practices. In July 2024, the Board adopted Corporate Governance Guidelines which, along with our Certificate of Incorporation, Bylaws, and respective charters of the Board committees, serve as governance framework to assist the Board and its committees with effectively exercising their responsibilities to the Company and our shareholders. The N&CG Committee will annually review the Corporate Governance Guidelines and recommend updates to the Board as needed.
Insider Trading and Anti-Hedging
PureCycle’s Insider Trading Policy governs the purchase, sale, and/or other transactions of the Company’s securities by our officers, directors and employees, and certain third party contractors. The Insider Trading Policy is designed to promote compliance with insider trading laws by imposing prohibitions on (i) short sales of the Company’s securities, (ii) put options, call options or other derivative securities, (iii) entering into hedging transactions related to our stock, and (iv) pledging, hypothecating or otherwise using Company securities as collateral for a loan or other form of indebtedness, including, without limitation, holding Company securities in a margin account as collateral for a margin loan. Additionally, spouses, minor children and any other family member sharing the same household as Company directors, officers and employees are similarly prohibited from engaging in such hedging transactions. We have implemented processes we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards. The Insider Trading Policy was included as an exhibit to our 2024 Annual Report filed with the SEC on February 27, 2025.
Compensation Clawback and Recoupment Policies
In March 2021, the Board adopted a Compensation Clawback and Recoupment Policy pursuant to which we may recover certain incentive payments granted to or received by current or former corporate officers in the event an accounting restatement is required and the Board determines that the current or former corporate officers willfully contributed to the event requiring the accounting restatement. On July 26, 2023, the Board adopted a separate Compensation Clawback Policy (“Section 16 Clawback Policy”) to comply with the mandatory compensation “clawback” requirements under Nasdaq Rule 5608. Under the Section 16 Clawback Policy, in the event of certain accounting restatements, we will be generally required to recover from current or former Section 16 officers any incentive-based compensation representing the excess of the amount actually received over the amount that would have been received had the financial statements been correct in the first instance (without regard to any taxes paid). Incentive-based compensation includes remuneration awarded, earned or vested based wholly, or in part, upon the Company attaining a financial reporting measure. The Section 16 Clawback Policy is a “no fault” policy and does not require any misconduct on the part of a Section 16 officer or any of his or her subordinates in the case of a restatement. If there is a restatement and the Section 16 officer would have received less incentive compensation under the restated numbers than they actually received, we must, subject to certain exceptions, seek recoupment of the excess compensation received on or after October 2, 2023, and within the applicable recovery period (which is generally the last three fiscal years) unless one of the limited exceptions set forth in the Section 16 Clawback Policy applies.
Communications with the Board
Interested parties may communicate with the Company by letter addressed to Investor Relations, PureCycle Technologies, Inc., 20 North Orange Avenue – Suite 106, Orlando, Florida 32801, or by
e-mail
to Investor Relations at investorrelations@purecycle.com.
The Company implemented a Shareholder Communications Policy (“Communications Policy”) governing communications between shareholders and the Board. Under the Communications Policy, PCT’s Corporate Secretary has the general responsibility for receiving and reviewing communications addressed to the Board, however shareholders may address communications to the N&CG chair for any communication intended specifically for non-employee
directors. Interested parties may communicate with our Board by mailing any inquires to the Board c/o the Corporate Secretary at PureCycle Technologies, Inc., Attn: Brad S. Kalter, 20 North Orange Avenue – Suite 106, Orlando, Florida 32801 or by email at the following address: corporatesecretary@purecycle.com.
Board Independence
Our Board evaluated and affirmatively determined the independence of each of Ms. Burnell and Messrs. Bouck, Fieler, Jacoby, and Musa: (i) based on each nominee’s responses to the director and officer questionnaire, which is designed to solicit information about relationships that could have an impact on independence and (ii) using standards required by the SEC and Nasdaq. In making these determinations, the Board considered the current and prior relationships that each non-employee
director has with PureCycle and all other facts and circumstances the Board deemed relevant in determining a director nominee’s independence, including the beneficial ownership of our capital stock by each non-employee
director, and the transactions involving them described below, including the agreement between Mr. Jacoby’s employer and PCT as described below.
See below
“Certain Relationships and Related Party Transactions — Milliken Agreements.”
Additionally, in connection with his temporary role as interim Chief Financial Officer
(“I-CFO”),
which ended February 18, 2024, and for a short time thereafter Mr. Fieler served as a non-independent
director. However, in July 2024 the Board
re-evaluated
his independence eligibility and affirmatively determined Mr. Fieler met required Nasdaq independence criteria.
See below, “
Fieler Independent Contractor Agreement” in the Compensation, Discussion, & Analysis section. In connection with Mr. Gibson’s nomination, the Board determined that Mr. Gibson does not satisfy Nasdaq independence criteria. Each member of the Audit and Finance, Compensation, and N&CG Committees is independent as required under applicable SEC and Nasdaq rules. Our Operational Excellence Committee is comprised of both independent and non-independent
directors.

Leadership Structure

Our Corporate Governance Guidelines permit the roles of Chair and CEO to be filled by the same or different individuals, driven by the Company’s strategic needs, but note the intention to continue to separate the roles. This flexibility allows the Board to determine whether the two roles should be combined or separated based upon our needs and the Board’s assessment of its leadership from time to time. To best leverage the diverse perspectives of the Board members and promote effective oversight, our Board regularly reviews its leadership structure and the standing committees’ responsibilities and composition. Our Board leadership structure is currently composed of a Non-Executive Chairman (“Chairman”), a LID, independent Audit and Finance, N&CG and Compensation Committees, an Operational Excellence Committee (comprised of independent and non-independent directors) and the CEO. The Board believes this leadership structure effectively allocates authority, responsibility, and oversight between management and our Board’s independent members and also enhances our CEO’s accountability to the Board.

The leadership structure with the division of responsibilities described below supports the Board’s risk oversight efforts because it enables the Chairman to support both the Board and the CEO with balancing long-term strategic development and operations planning and implementation as we continue to expand and begin commercial production of our recycled polypropylene (“PureFive™”) resin.

Mr. Coombs serves as the Board’s Chairman. As with determining the Board’s leadership structure, the Chairman’s responsibilities are driven by the Company’s needs. Mr. Coombs’ activities include, but are not limited to, the following:

•	Serves as a liaison between the Board and CEO.

•	Serves in a strategic and leadership capacity and provides CEO oversight and support in PureCycle’s ramp up in PureFive resin production.

Mr. Jacoby currently serves as the Board’s Lead Independent Director. The LID’s activities include, but are not limited to, the following:

•	Develop, in collaboration with the Chairman and CEO, an annual set of topics to be addressed in Board agendas with a focus on the areas of board responsibility.

•	Review and consult with the Chairman on the quality, quantity and timeliness of information sent to the Board.

•	Preside over executive sessions of independent Board members.

•	Lead the Board’s evaluation of the CEO.

•	Call meetings of the independent members of the Board.

•	Communicate feedback to the Chairman from sessions of the independent directors.

•	Provide advice and counsel to the Chairman and other senior management, where appropriate.

•	Maintain availability for communications with major shareholders and other stakeholders, as appropriate.

•

Consult with the Chairman on the retention of outside consultants retained specifically for the Board and authorize the retention of consultants when engagement for directors at the exclusion of the Chairman is deemed appropriate in the LID’s judgment.

•	Coordinate with the Chairman on development of crisis management procedures.

•	Serve as interim chairman in the event of an unforeseen vacancy in the Board Chairmanship.

Board Role in Risk Oversight

The Board is responsible for cultivating an appropriate culture of risk management within PureCycle and for setting the right “tone at the top,” overseeing our aggregate risk profile, and assisting management in addressing specific risks, such as strategic and competitive risks, operational risks, financial risks, credibility and reputational risks, and legal and regulatory risks. In addition, the Board considers cybersecurity risk as part of its risk oversight. Oversight of cybersecurity and other information technology risks, as well as management’s implementation of PureCycle’s cybersecurity risk management program, is the responsibility of the Board. Our Board, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our Company, and the steps we take to monitor and control such exposures.

Our senior management team is responsible for identifying, evaluating, and communicating the Company’s key risks and risk management strategies to the Board. Our senior management team is comprised of our CEO, Chief Financial Officer (“CFO”), General Counsel, Chief Compliance Officer and Corporate Secretary, Executive Vice President – Manufacturing, Vice President – Projects, Chief Accounting Officer and Controller, Chief Sustainability Officer and Vice President — Finance. The Board is responsible for overseeing the senior management team’s enterprise risk analysis and mitigation planning processes to ensure management is strategically approaching risk assessment, management, and mitigation in an informed, integrated manner. The Board administers its risk oversight responsibilities through active review and discussion of key risks facing the Company and by delegating certain risk oversight responsibilities to committees with the specific subject matter responsibilities described below.

Board Committees

The current membership and function of each of the Board’s four permanent committees is described below. Each committee operates under a written charter adopted by the Board and reviewed annually. Committee charters are available on our website at https://ir.purecycle.com/corporate-governance/governance-documents. Each committee meets, and will continue to meet, the composition requirements set forth pursuant to Nasdaq’s rules.

	Bouck	Burnell	Coombs*	Fieler	Jacoby	Musa	Olson*

Audit & Finance	X	C				X

Compensation	C	X		X

Nominating & Corporate Governance				C	X

Operational Excellence			C		X	X	X

C Chair

X Member

*	Not independent

Audit and Finance Committee

Chair	Tanya Burnell

Member(s):	Steven F. Bouck	Fernando Musa

Meetings Held in 2024:	12

The Audit and Finance Committee oversees matters involving PureCycle’s accounting, auditing, financial reporting, internal controls and legal compliance functions, including responsibilities for the Board’s oversight of the integrity of PureCycle’s financial statements and accuracy of earnings press releases, compliance with legal and regulatory requirements, and the qualifications, independence and performance of the Company’s independent auditors. The Audit and Finance Committee routinely holds executive sessions with the Company’s independent registered public accounting firm without management’s presence. Audit and Finance Committee responsibilities include:

•

oversee management’s conduct of our financial reporting process, including reviewing our financial reports and any other Company financial information, reviewing PureCycle’s systems of internal accounting and financial controls and disclosure committee processes;

•	oversee our independent auditors’ qualifications, independence and performance;

•	oversee our risk management policies and operation of the financial risk management framework;

•	oversee our Code of Business Conduct and Ethics Policy and Compliance Program and provide that whistleblower complaints are properly addressed;

•

review our financial outlook and plans for financing its working and long-term capital requirements, including minimum cash requirements and liquidity targets and PureCycle’s capital plan (capital allocation, funding, and capital expenditures);

•	review strategies and plans for significant transactions, including discussion of possible transactions and their financial impact and various reports on pending and completed transactions; and

•	review and discuss with management any significant cybersecurity incidents, to the extent any occur.

The Board has determined that all members of the Audit and Finance Committee meet heightened independence and qualification criteria as well as meet the financial literacy requirements in accordance with Nasdaq listing standards and SEC rules. The Board has determined that each Audit and Finance Committee member qualifies as an “audit committee financial expert” as defined under SEC rules. See below, “Audit and Finance Committee Report”.

Compensation Committee

Chair	Steven F. Bouck

Member(s):	Tanya Burnell	Jeffrey Fieler

Meetings Held in 2024:	5

The Compensation Committee’s overall objectives are to support the attraction, development and retention of superior talent, to incentivize executive officers to pursue and achieve PureCycle’s business objectives and to align the interests of senior officers with growing the Company’s long-term value potential. The Compensation Committee oversees the development and efficacy of PureCycle’s general compensation policy and salary structure for executive officers in light of business and financial objectives, industry and market pay practices and/or such other relevant market or operational information. The Compensation Committee’s responsibilities include:

•	oversee compensation risk, structure and philosophy;

•	approve and evaluate executive officer compensation plans, policies and programs;

•	review and recommend director compensation;

•	review and approve compensation for our executive officers other than the CEO, and recommend to the Board the compensation for the CEO;

•	administer employee benefit programs;

•	oversee our human capital management strategy, including diversity and inclusion initiatives, if any; and

•	oversee our executive and director stock ownership guidelines.

The Board has determined that all members of the Compensation Committee meet heightened independence and qualification criteria in accordance with Nasdaq listing standards and SEC rules, including Mr. Fieler who was determined independent in July 2024. The Compensation Committee’s charter permits it to retain independent advisors, delegate authority to a subcommittee and delegate to management authority to approve awards or grants under our equity incentive plan. See the Compensation Discussion & Analysis” (“CD&A”) section below for more information.

Nominating & Corporate Governance Committee

Chair:	Jeffrey Fieler

Member(s):	Allen Jacoby

Meetings Held in 2024:	4

The N&CG Committee priorities include reviewing and making recommendations to the Board regarding effective company risk governance. The N&CG Committee oversees composition and structure of the Board, criteria for Board membership, evaluating corporate governance risks and management strategies, and assessing the performance of senior management and the Board. The N&GC Committee responsibilities include:

•

review Board structure and composition, consider potential director nominees recommended by other Board members and individual shareholders, and recommend director candidates based on identified criteria;

•	recommend, as needed, a LID;

•	annually evaluate the Chairman’s performance;

•	review Board and committee self-evaluation process and meeting procedures;

•	review corporate governance framework, including risks relating to governance policies and procedures;

•	annually review the Corporate Governance Guidelines;

•	oversee and review with management shareholder engagement on governance issues; and

•	support Board’s oversight of the Company’s sustainability, environmental, social and governance policies and initiatives.

The Board has determined that all members of the N&CG Committee are independent in accordance with Nasdaq listing standards and SEC rules, including Mr. Fieler who was determined independent in July 2024. The N&CG Committee’s charter permits the N&CG Committee to retain independent advisors, investigate matters within its scope of authority, and delegate authority to a subcommittee.

Operational Excellence Committee

Chair:	Dan Coombs

Member(s):	Allen Jacoby	Fernando Musa	Dustin Olson

Meetings Held in 2024:	2

In 2024, the Board established the Operational Excellence (“OpEx”) Committee to provide oversight and guidance for driving continuous operational improvement. The OpEx Committee responsibilities include:

•	reviewing the Company’s manufacturing, project execution, technical and distribution processes, management systems, and results;

•

establishing and evaluating metrics for measuring progress for key operational functions essential to long-term, efficient production such as efficient capital project execution, product quality, plant reliability and utilization, and environmental management;

•	strategic opportunity and planning for feedstock acquisition; international and joint venture operations, and technology development and protection; and

•	operational risk assessment and mitigation strategy oversight.

The OpEx Committee is not required by the Nasdaq listing standards or the SEC. Consequently, any director, regardless of independence determination, is eligible to serve on the OpEx Committee.

Director Meeting Attendance

The Board encourages all directors to attend each meeting of the Board but has not implemented any policies or procedures to mandate attendance. In 2024, the Board met 10 times, and all current directors attended at least 75% of the Board meetings. All committee members attended all meetings of the committees on which they served, with the following exceptions: Mr. Fieler was recused from attending one Board meeting that addressed a transaction involving Sylebra Capital, a related party; Messrs. Bouck and Jacoby were each unable to attend one Board meeting, and Messrs. Bouck and Musa were each unable to attend one meeting of the Audit and Finance Committee. Mr. Bouck was also unable to attend one meeting of the Compensation Committee. All Board members serving at the time of the 2024 annual meeting of shareholders attended the 2024 annual meeting of shareholders.

Executive Sessions

The independent members of the Board met in four executive sessions, which were presided over by the LID.

Board Composition and Refreshment

With directors from the chemicals, environmental, finance, and waste management industries, and with leadership experience in technology development marketing, environment and brand building—the Board’s professional experience represents an assortment of perspectives essential to PCT’s successful commercial scaling launch and on-going effective risk oversight.

Director Nominations

The N&CG Committee is responsible for identifying and reviewing the qualifications of potential director candidates and recommending to the Board those individuals for election to PCT’s Board. The N&CG Committee recommends directors who have the professional experience, qualifications, skills and attributes to guide the Company and function effectively. The N&CG Committee believes that a range of backgrounds on the Board is important and considers this factor in connection with the continuing composition of the Board and any new director-nominees. The N&CG Committee is also responsible for making recommendations to the Board of the criteria to be used by the N&CG Committee in seeking nominees for election to the Board. The Board decided to nominate Mr. Gibson as a director candidate following the identification and evaluation process described above and after Sylebra Capital identified him as a potential director candidate.

Agreements to Nominate Certain Directors

Pursuant to a letter agreement entered between Pure Crown LLC (“Pure Crown”) and PCT, dated October 5, 2020, Pure Crown is entitled to select one director to the Board (the “Pure Crown Director”), and Pure Crown has designated Ms. Burnell as the Pure Crown Director. For so long as Pure Crown has this right to select one director to the Board, any vacancy with respect to the Pure Crown Director may only be filled by Pure Crown.

Furthermore, pursuant to a board representation agreement, dated March 7, 2022 (the “Board Representation Agreement”), by and between the Company and Sylebra Capital Management (“Sylebra Capital”) in connection with the 2022 Private Investment in a Public Entity (“PIPE”) transaction, Sylebra Capital has been granted the right to designate (i) one person to be nominated for election to the Board so long as Sylebra Capital together with its affiliates beneficially owns at least 10.0% of the Company’s common stock, and (ii) two persons to be nominated for election to the Board so long as Sylebra Capital together with its affiliates beneficially owns at least 15.0% of the Company’s common stock, subject to certain exceptions, including that Sylebra Capital together with its affiliates will not be entitled to designate more than two nominees. Accordingly, Sylebra Capital is currently entitled to designate two directors for nomination and has designated Mr. Fieler and Mr. Coombs to serve on the board of PCT. Subject to his election to the Board, Mr. Gibson will replace Mr. Coombs as the second Sylebra-designated director and Mr. Coombs will continue to serve as a member of the Board.

Shareholder Nominations & Filling Vacancies

Subject to (a) the rights, if any, of the holders of any future series of preferred stock to elect additional directors under circumstances specified in a Preferred Stock Designation and (b) the agreements referenced above in “Agreements to Nominate Certain Directors,” newly created directorships resulting from any increase in the number of directors and any vacancies on the Board resulting from death, disability, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director. Any director elected in accordance with the preceding sentence will hold office until the next annual meeting of shareholders and until such director’s successor is duly elected and qualified or until his or her earlier death, disability, resignation, disqualification or removal. No decrease in the number of directors constituting the Board may shorten the term of any incumbent director. Subject to the exceptions and requirements noted above and the procedures set forth in the Company’s Bylaws, directors may be removed by the shareholders at any time, with or without cause.

Board Orientation and Continuing Education

The N&CG Committee leads the Board orientation and onboarding program for new directors. Onboarding includes helping new directors to be integrated into the Board, understand details of PCT’s strategy and receive the information needed to guide our growth and expansion—including the policies and procedures applicable to Board members. Additionally, the N&CG Committee provides the Board, including new directors, with the opportunity to engage with PCT’s management and senior leadership team. The Board encourages PCT’s directors to pursue continuing education programs focused on PCT’s business and their roles and responsibilities as public company directors. We reimburse PCT’s directors for the costs of these programs. As of December 31, 2024, Mr. Fieler holds a National Association of Corporate Directors’ Directorship Certification.

Board and Committee Evaluations

The Board and each of the Audit and Finance, Compensation, N&CG, and Operational Excellence Committees conduct an annual self-evaluation, which includes both a qualitative and quantitative assessment by each director of the performance of the Board and the committee or committees on which the director serves. The N&CG Committee oversees the evaluation process and each committee chair reports the results to the committees and to the full Board following the end of each year. The Chairman reports the results of the Board evaluations during an executive session of the Board.

Related Party Policy and Transactions

The Audit and Finance Committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between the Company and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. The written charter of the Audit and Finance Committee provides that the Audit and Finance Committee will review and approve in advance any related party transaction.

Our Board’s Related Party Transaction Approval Policy requires, among other things, that:

•	the Audit and Finance Committee shall review the material facts of all related person transactions;

•

in reviewing any related person transaction, the Audit and Finance Committee will take into account, among other factors that it deems appropriate, whether the related person transaction is on terms no less favorable to the Company than terms generally available in a transaction with an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction;

•

in connection with its review of any related person transaction, the Company shall provide the Audit and Finance Committee with all material information regarding such related person transaction, the interest of the related person and any potential disclosure obligations of the Company in connection with such related person transaction; and

•	if a related person transaction will be ongoing, the Audit and Finance Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the related person.

Certain Relationships and Related Party Transactions

The following is a description of each related-party transaction since January 1, 2024, and each currently proposed transaction in which the Company has been or is to be a participant and:

•	the amount involved exceeds or exceeded $120,000; and

•

any of the Company’s directors, director nominees, executive officers, or holders of more than 5% of the Company’s common stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Sylebra Credit Facility

On March 15, 2023, the Company entered into a $150 million revolving credit facility (the “Revolving Credit Facility”) pursuant to a credit agreement (as amended, the “Revolving Credit Agreement”) dated as of March 15, 2023, with PureCycle Technologies Holdings Corp. and PureCycle Technologies, LLC (the “Guarantors”), Sylebra Capital Partners Master Fund, LTD, Sylebra Capital Parc Master Fund, and Sylebra Capital Menlo Master Fund (collectively, the “Lenders”), and Madison Pacific Trust Limited (the “Administrative Agent” and “Security Agent”), which had an original maturity on June 30, 2024, and was subsequently extended to March 31, 2026. The Revolving Credit Agreement has been amended a number of times since March 15, 2023. The Lenders and their affiliates are greater than 5% beneficial owners of the Company.

As of December 31, 2024, we have not drawn any funds from the Revolving Credit Facility, and therefore since entry into the Revolving Credit Facility, the largest aggregate amount of principal outstanding under the Revolving Credit Facility was $0. As of this proxy filing, there was $0 outstanding under the Revolving Credit Facility. Since entry into the Revolving Credit Facility, the Company has paid $0 of principal under the Revolving Credit Facility and has paid $0 in interest under the Revolving Credit Facility. The Company incurs an annual “Commitment Fee” of .25% of the undrawn balance of the Revolving Credit Facility which is paid quarterly. In 2024 the commitment fees paid totaled $488 thousand. Additionally, with each amendment to the Revolving Credit Facility, the Company pays an amendment fee. To date, we have paid a total of $1.395 million in amendment fees and $0.938 million have been incurred and not paid.

Amounts outstanding under the Revolving Credit Agreement bear interest at a variable annual rate equal to Term SOFR (as defined in the Revolving Credit Agreement) in effect for such period plus an Applicable Margin (as defined in the Revolving Credit Agreement). The Company is also required to pay, quarterly, a commitment fee (as described in the Revolving Credit Agreement) to the Lenders.

Sylebra - The Pure Plastic Term Loan Facility and Pure Plastic Revenue Bonds

On May 8, 2023, the Company entered into a $40 million term loan facility (the “Term Loan Facility”) pursuant to the term loan credit agreement (as amended, the “Term Loan Credit Agreement”) dated as of May 8, 2023, among the Guarantors and Pure Plastic LLC (“Pure Plastic”), as lender, administrative agent, and security Agent, which would have matured on December 31, 2025. The Term Loan Credit Agreement was amended a number of times after May 8, 2023. Affiliates of Pure Plastic are greater than 5% beneficial owners of the Company.

The Term Loan Facility was structured as a single-draw, delayed draw term loan. The Pure Plastic funded the Term Loan Facility on May 17, 2023 (the “Funding Date”). Amounts outstanding under the Term Loan Credit Agreement bore interest at a variable annual rate equal to Term SOFR (as defined in the Term Loan Credit Agreement) in effect for such period plus an applicable margin equal to 7.5%. The Company was also required to pay a monitoring fee equal to $200,000 to Pure Plastic as the administrative agent for the account of the administrative agent and as the security agent on each anniversary of the Funding Date until maturity of the term loan. Since entry into the Term Loan Facility in 2023: (i) the largest aggregate amount of principal outstanding was $45.4 million and (ii) the Company has paid in kind the $5.4 million in interest owed. We retired the Term Loan Facility through an exchange of revenue bonds describe below.

On May 7, 2024, the Company and Pure Plastic executed a bond purchase agreement (as subsequently amended and restated, the “Amended and Restated Bond Purchase Agreement”), pursuant to which Pure Plastic purchased approximately $94.3 million in aggregate par amount of certain series of revenue bonds issued by the Southern Ohio Port Authority and owned by PureCycle Technologies, LLC (the “Purchased Bonds”) at a purchase price of $800 per $1,000 principal amount of the Purchased Bonds. The purchase price paid by Pure Plastic for the Purchased Bonds included (x) the deemed satisfaction of $45.4 million of outstanding principal and interest under the Term Loan Facility and (y) $30 million of cash.

On May 10, 2024, Pure Plastic executed a payoff and release letter, which extinguished the Company’s obligations under the Term Loan Facility in exchange for $56.8 million of Purchased Bonds and a 12% prepayment premium on the outstanding principal and interest plus certain expenses. The Company issued warrants (“Series B Warrants”) to Pure Plastic pursuant to a Series B warrant agreement to satisfy the prepayment premium (the “Series B Warrant Agreement”). The Series B warrants entitle Pure Plastic to purchase approximately 3.1 million shares of our common stock at a price of $11.50 per share any time after November 6, 2024.

On August 7, 2024, PureCycle Technologies, LLC, Pure Plastic, and several other parties reached agreement on terms whereby certain investors purchased approximately $22.5 million in aggregate par-amount of Series A Bonds owned by PureCycle Technologies, LLC at a purchase price of $800 per $1,000 principal amount (the “August Purchased Bonds”) under a bond purchase agreement. The purchase of the August Purchased Bonds was completed and funds received by PureCycle Technologies, LLC on or about August 9, 2024, with $12.5 million in aggregate par-amount being sold to Pure Plastic and $10.0 million in aggregate par-amount being sold to other parties.

Sylebra - Green Convertible Notes

On August 24, 2023, the Company completed the private offering of $250.0 million total aggregate principal amount of 7.25% Green Convertible Senior Notes due 2030 (the “Convertible Notes”). The Convertible Notes are senior unsecured obligations of the Company. Entities affiliated with Sylebra Capital Management (“Sylebra Capital”), a greater than 5% beneficial owner of the Company, purchased $50.0 million aggregate principal amount at maturity of Convertible Notes.

The Convertible Notes are convertible into our common stock on the terms and subject to the limitations set forth in the indenture, dated August 24, 2023 (the “Convertible Notes Indenture”), by and between the Company and U.S. Bank Trust Company, National Association, as trustee. Additionally, holders of the Convertible Notes have the right to require the Company to repurchase for cash all or any portion of their Convertible Notes on

August 15, 2027, on the terms and subject to the limitations set forth in the Convertible Notes Indenture. In addition, if the Company undergoes a fundamental change (as defined in the Convertible Notes Indenture), holders of the Convertible Notes may require the Company to repurchase their Convertible Notes on the terms and subject to the limitations set forth in the Convertible Notes Indenture. The Company may not redeem the Convertible Notes prior to August 20, 2025. The Company may redeem for cash all or any portion of the Convertible Notes (subject to certain exceptions and restrictions specified in the Convertible Notes Indenture), at its option, on or after August 20, 2025, and on or before the 40th scheduled trading day immediately before the maturity date on the terms and subject to the limitations set forth in the Convertible Notes Indenture.

The Convertible Notes bear interest at a rate of 7.25% per annum on the principal amount at maturity from August 24, 2023, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2024. Since issuance of the Convertible Notes, the largest aggregate amount of principal of Convertible Notes outstanding under the Convertible Notes Indenture was $250.0 million. As of February 27, 2025, there was $250 million outstanding of Convertible Notes. Since January 1, 2023, the Company has paid $0 of principal and $3.625 million in interest on the Convertible Notes.

Sylebra and Samlyn Subscription Agreements

September 2024 Financing

On September 11, 2024, the Company entered into subscription agreements with certain investors , including affiliates of Sylebra Capital and Samlyn Capital, LLC (“Samlyn”), pursuant to which the Company agreed to sell to the investors, in a private placement (the “Offering”), an aggregate of (i) 50,000 shares of the Company’s Series A Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), sold at an initial issue price of $1,000 per share (the “Initial Issue Price”), (ii) 8,528,786 shares of our common stock sold at a price of $4.69 per share (the “Common Stock Price”), and (iii) Series C Warrants to purchase an aggregate of 5,000,000 shares of our common stock at a price of $11.50 per share (the “Series C Warrants). The transactions closed on September 13, 2024. The gross proceeds to the Company from the Offering were approximately $90.0 million before deducting fees and other estimated offering expenses.

The shares of Series A Preferred Stock have a maturity date three years after the initial issue date and accrue a return equal to 8% per annum (the “Return”), payable quarterly in cash or in-kind at the election of the holder. Shares of Series A Preferred Stock are subject to (i) a mandatory redemption upon the occurrence of certain triggering events related to the incurrence of additional indebtedness, (ii) a mandatory redemption on the date that is three years after original issuance (the “Maturity Date”) and (iii) an optional redemption, at the election of the Company, at any time prior to the Maturity Date. Each share of Series A Preferred Stock is redeemable for (i) cash in the amount of the Initial Issue Price, (ii) a number of shares of Common Stock equal to the Initial Issue Price divided by Common Stock Price (such shares, the “Preferred Stock Common Shares”), or (iii) a combination of cash and shares of Common Stock, in each case including accrued but unpaid Return to the redemption date and after multiplying the number of shares of Series A Preferred Stock by 1.05. If the holder elects upon redemption to receive Preferred Stock Common Shares and such holder’s beneficial ownership would exceed 19.9% of the outstanding shares of Common Stock or 19.9% of the outstanding voting power of the Corporation as of immediately prior to the original issue date for the Series A Preferred Stock (the “Stock Issuance Cap”), then in leu of such shares, the holder will receive a number of pre-funded warrants exercisable for an equivalent number of Preferred Stock Common Shares (“Pre-Funded Warrants”). The Pre-Funded Warrants will expire seven years after issuance and will be immediately exercisable by the holder for shares of our common stock, provided that such exercise does not cause such holder’s beneficial ownership to exceed the Stock Issuance Cap.

The Series C Warrants, which may immediately be exercised at the election of the holder, expire on December 1, 2030, and are redeemable by the Company at a price of $0.01 per Series C Warrant if the last sales price of the Common Stock has been equal to or greater than $22.00 per share (subject to adjustment for splits, dividends, recapitalizations and other similar events) for any twenty (20) trading days within a thirty (30) trading day period commencing after January 1, 2029.

February 2025 Financing

On February 5, 2025, the Company entered into subscription agreements with certain investors, including affiliates of Sylebra Capital and affiliates of Samlyn Capital, pursuant to which the Company agreed to sell to the investors, in a private placement an aggregate of 4,091,293 shares of our common stock, at a price of $8.0655 per share. The transactions closed on February 6, 2025. The gross proceeds to the Company from the offering were approximately $33.0 million before deducting fees and other estimated offering expenses.

Milliken Agreements

In June 2023, PureCycle and Milliken & Company, Mr. Jacoby’s employer, executed a five-year offtake agreement for annual volume of up to 1,000,000 pounds of PureFive resin from the Augusta Facility. Payment terms of net thirty (30) days. In 2024, the Company sold 20,540 pounds PureFive resin pellets from the Ironton facility to Milliken. Additionally, in March 2019, Milliken and PureCycle entered into a 10-year exclusive supply agreement (the “Milliken Supply Agreement”) under which Milliken will supply PureCycle with certain additives needed for the Company’s PureFive resin production. Pricing is not specified in the Milliken Supply Agreement, but the agreement notes that pricing will be “reasonable,” reflecting industry conditions with initial pricing negotiated in good faith. In 2024 the Company ordered from Milliken approximately $576,360 in additive and other products and, based on current market rates and conditions and PureCycle’s forecasted operations timeline, we currently estimate that the additives needed for 2025 under the Milliken Supply Agreement will cost between approximately $2.3 million and $3.7 million based on need. No payments are owed to Milliken until products are delivered.

PROPOSAL TWO — RATIFY GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025

Our Audit and Finance Committee has appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and we are submitting that appointment to our shareholders for ratification on an advisory basis at the meeting. Although shareholder ratification of Grant Thornton’s appointment is not legally required, we are submitting this matter to the shareholders as a matter of good corporate practice. In determining whether to appoint Grant Thornton as our independent registered public accounting firm, the Audit and Finance Committee considered a number of factors, including, among others, the firm’s qualifications, industry expertise, prior performance, control procedures, proposed staffing and the reasonableness of its fees on an absolute basis and as compared with fees paid by comparable companies.

Vote Required

Shareholder ratification of the appointment of Grant Thornton as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter (meaning that of the shares present or represented at the meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved).

Abstentions will have the same effect as a vote “against” this Proposal. This Proposal is considered a routine matter on which the broker will have discretionary authority to vote on the Proposal should a beneficial holder not provide voting instructions. Therefore, there will be no broker non-votes with respect to this Proposal. For that reason, if you are a beneficial holder and you wish to vote “for,” “against” or “abstain” from this Proposal, you will have to provide your broker with such an instruction. Otherwise, your broker will vote this Proposal in its discretion.

Board Vote Recommendation: “FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

If shareholders fail to vote on an advisory basis in favor of the appointment, the Audit and Finance Committee will reconsider whether to retain Grant Thornton and may appoint that firm or another without re-submitting the matter to the shareholders. Even if shareholders ratify the appointment, the Audit and Finance Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s best interests.

The following table sets forth the amount of audit fees, audit-related fees, tax fees, and all other fees billed for services by Grant Thornton for the years ended December 31, 2024, and 2023. All audit and non-audit services provided to the Company by the independent registered public accounting firm are pre-approved by the Audit and Finance Committee, and the Audit and Finance Committee considers the provision of such non-audit services when evaluating the accounting firm’s independence.

	2024	2023

Audit Fees(1)	$974,830	$832,405

Audit-Related Fees	53,100	51,000

Tax Fees(2)	—	—

All Other Fees(3)	—	12,806

Total Fees	$1,027,930	$896,211

1	Includes fees for professional services rendered for the audit of the Company’s annual consolidated financial statements, and review of the consolidated financial statements included in the Company’s

Quarterly Reports on Form 10-Q, issuances of comfort letters and consents for securities offerings and for other services that only the Company’s independent registered public accounting firm can reasonably provide.
2	Includes fees for professional services in connection with tax compliance, planning and advice. No such fees existed for the years ended December 31, 2024, and December 31, 2023.
3	Includes fees for all services other than those covered above under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees”.

Grant Thornton has advised us that one or more of its partners will be present at the meeting. We understand that these representatives will be available to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

AUDIT AND FINANCE COMMITTEE REPORT –

Our Audit and Finance Committee has oversight authority over PCT’s financial reporting function, including our internal controls over financial reporting (“ICFR”) and our external independent audit process. In carrying out its oversight responsibilities, the Audit and Finance Committee:

•

monitors management’s responsibility for fairly presenting our financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) by maintaining accurate and reliable financial information through our ICFR processes;

•	appoints our independent auditor; and

•	regularly communicates with our independent auditor regarding the scope and status of its annual audit of our consolidated financial statements, including our ICFR.

Management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements, for establishing and maintaining internal control over financial reporting and for assessing the effectiveness of the Company’s internal control over financial reporting as of the end of each fiscal year. The Company’s independent registered public accounting firm is responsible for planning and carrying out an audit of the Company’s annual financial statements and the Company’s internal control over financial reporting and expressing opinions as to the conformity of the financial statements with generally accepted accounting principles and the effectiveness of internal control over financial reporting, based on its audits.

As part of the Audit and Finance Committee’s oversight of the Company’s financial statements, the Audit and Finance Committee reviews and discusses with management, the financial controls team and the Company’s independent auditor, management’s key initiatives and programs aimed at maintaining and improving ICFR, the effectiveness of the Company’s internal and disclosure control structure and the scope and adequacy of the Company’s internal auditing program.

The Audit and Finance Committee met 12 times in 2024, which included, whenever appropriate, executive sessions in which the Audit and Finance Committee met separately with Grant Thornton LLP, our independent registered public accounting firm, as well as representatives of management. Four executive sessions were held in 2024. During 2024, in fulfilling its oversight responsibilities, the Audit and Finance Committee reviewed and discussed the audited consolidated financial statements in PCT’s Annual Report on Form 10-K for the year ended December 31, 2024, with management. Also during 2024, the Audit and Finance Committee discussed with Grant Thornton: (i) those matters required to be discussed by the applicable requirements of the SEC and the Public Company Accounting Oversight Board (“PCAOB”), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements; (ii) the written disclosures required by the PCAOB regarding the independent auditor’s communications with audit committees concerning independence; (iii) Grant Thornton’s independence and considered the effects that the provision of non-audit services may have on Grant Thornton’s independence; and (iv) various other matters pertaining to the audit and other matters handled by Grant Thornton.

Among other matters, over the course of the past year, the Audit and Finance Committee also:

•	appointed, compensated, retained, evaluated and oversaw our independent registered public accounting firm;

•	consulted with management on the employment of a new Chief Financial Officer following the departure of the prior Chief Financial Officer;

•	consulted with management on the employment of a new Chief Accounting Officer and Controller following the resignation of the prior Controller;

•	reviewed several related party transactions;

•	discussed with our independent registered public accounting firm its independence from management;

•	reviewed critical audit matters;

•	reviewed with our independent registered public accounting firm the scope and results of its audit;

•	approved all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	oversaw the financial reporting process and discussed with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•	reviewed and monitored our accounting principles, accounting policies, financial and accounting;

•	monitored our controls and compliance with legal and regulatory requirements;

•	reviewed procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters;

•

reviewed any significant financial exposures and contingent liabilities of the Company, including inflation risk, commodity market risk and raw material price risk and the methods used to hedge those exposures;

•	reviewed with management’s Disclosure Committee the timing and content of various disclosures and reports to be filed with the SEC;

•

reviewed the Company’s financial outlook and plans for financing its working and long-term capital requirements, including minimum cash requirements and liquidity targets and the Company’s capital plan (capital allocation, funding, and capital expenditures); and

•	reviewed strategies and plans for significant transactions, including discussion of possible transactions and their financial impact and various reports on pending and completed transactions.

Taking all of these reviews and discussions into account and subject to the limitations on the role and responsibilities of the Audit and Finance Committee referred to in its charter, the undersigned Audit and Finance Committee members recommended that the Board include the Company’s audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024.

The Audit and Finance Committee has established procedures for the receipt and evaluation, on a confidential basis, of any complaints or concerns regarding our accounting, auditing, financial reporting or related matters. To report such matters please send correspondence to auditcommittee@purecycle.com.

Submitted by the Audit and Finance Committee of the Board

Tanya Burnell, Chair

Steve Bouck

Fernando Musa

PROPOSAL THREE — ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

Proposal Purpose

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, the Company is required to submit to shareholders a resolution subject to an advisory vote to approve the compensation of the Company’s named executive officers (“NEOs”). This Proposal, commonly known as “say-on-pay,” gives our shareholders the opportunity to express their views on the design and effectiveness of our executive compensation program.

Proposal Summary

The Board encourages shareholders to carefully review the “Executive Compensation” section of this Proxy Statement, including the “Compensation Discussion & Analysis” (“CD&A”) and the related compensation tables and other narrative disclosures, for a discussion of the Company’s NEO compensation program.

The Company’s executive compensation program is designed to attract, develop, and retain motivated executives and key employees who possess the appropriate skill sets and leadership expertise to execute on our long-term strategy. The Company also seeks to design executive compensation to align the interests and objectives of its executives with shareholder interests. The Company’s compensation philosophy (see CD&A section below) is supported by a variety of foundational principles, including that the Company believes all team members should be encouraged to “act like owners” by providing annual equity awards to all team members to promote engagement and differentiate the Company from others in the market.

This vote is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies, practices and disclosures described in this Proxy Statement. Accordingly, the following resolution is submitted for an advisory shareholder vote at the Annual Meeting:

“RESOLVED, that the shareholders PureCycle Technologies, Inc. APPROVE, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders pursuant to the SEC’s compensation disclosure rules, including the CD&A and the accompanying compensation tables and narrative discussion within the Executive Compensation section of this Proxy Statement.”

As this is an advisory vote, the result will not be binding on the Company, the Board or the Compensation Committee, although the Board and the Compensation Committee will carefully consider the outcome of the vote when evaluating the Company’s compensation program. The Company currently holds a say-on-pay vote annually, and the next say-on-pay vote is expected to occur at the Company’s 2026 annual meeting of shareholders.

Vote Required

The affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter (meaning that of the shares present or represented at the meeting and entitled to vote, a majority of them must be voted “for” the Proposal for it to be approved).

Abstentions will have the same effect as a vote “against” this Proposal. Broker non-votes will have no effect on the vote for this Proposal.

Vote Recommendation: “FOR” the advisory resolution to approve named executive officer compensation.

CURRENT EXECUTIVE OFFICERS

Dustin Olson, for biographical information regarding Mr. Olson, please refer to the section above titled “Board Nominees and Qualifications.”

Brad Kalter, 58, serves as the Company’s General Counsel and Corporate Secretary, since January 2021 and was appointed Chief Compliance Officer in September 2024. Previously, Mr. Kalter served as General Counsel, Chief Legal Officer and Secretary of United Insurance Holdings Corp., a property and casualty insurance holding company, from February 2019 to January 2021. From October 2015 to February 2019, Mr. Kalter served as Executive Vice President, General Counsel and Corporate Secretary of Exide Technologies (“Exide”), a battery manufacturing and energy storage business, overseeing global legal from 2015 to February 2019. Mr. Kalter was responsible for overseeing the legal functions of the organization including corporate governance, compliance, litigation and subsidiary management, as well as overseeing legal aspects of corporate financing transactions and mergers and acquisitions. Mr. Kalter previously served as Vice President, Deputy General Counsel and Corporate Secretary at Exide from 2009 to September 2015 and also as Exide’s Deputy General Counsel and Corporate Secretary, from 2006 to 2008. Prior to joining Exide, Mr. Kalter served as General Counsel at Cotton States Insurance Group, a multi-line insurance group, from 1999 through 2003. Mr. Kalter holds a J.D. from Emory University and a B.A. in Political Science and Communications from the University of Pennsylvania.

Jaime Vasquez, 62, serves as the Company’s Chief Financial Officer, since February 19, 2024. Previously, Mr. Vasquez served as Chief Financial Officer at C&D Technologies, a manufacturer of batteries for the golf cart, industrial, and data center markets, from September 2020 through November 2022. From April 2020 until September 2020, Mr. Vasquez was a financial consultant to C&D Technologies. From 2014 through 2019, Mr. Vasquez was employed at AK Steel, a previously public steel making company, and served as Chief Financial Officer from 2015 through 2019, and previously as Director of Finance from 2014 through 2015. From 2001 through 2014, Mr. Vasquez worked in various financial roles at Carpenter Technology Corporation, a public company that develops, manufactures and distributes stainless steels and corrosion-resistant alloys, including as a division chief financial officer from 2013 through 2014. Mr. Vasquez has a Master in Business Administration from the University of North Carolina—Bryan School of Business and a Bachelor of Arts from Rutgers University.

COMPENSATION DISCUSSION & ANALYSIS

Executive Compensation Overview

PureCycle is scaling novel waste polypropylene recycling technology to our PureFive™ resin, which has nearly the same commercial applications as fossil-based virgin resin. Since becoming publicly listed, PCT’s has focused primarily on completing our flagship commercial scale purification facility in Ironton, Ohio, generating revenue from sale of our PureFive resin out of our Ironton facility, expanding our operational footprint in the U.S. and globally, and securing sufficient financing for these projects.

To support these corporate priorities, the Compensation Committee set substantive NEO performance goals for fiscal 2024, including operational and sales targets tied to plant production as well as financial targets that would support global expansion. During fiscal 2024, PureCycle made significant progress at Ironton despite multiple challenges during plant commissioning and made meaningful progress towards our long-term strategic goals that are focused on expanding production capacity. Ultimately, the Company did not achieve its key operational and sales objectives for the year, resulting in NEOs receiving no payout under the Company’s annual short-term incentive plan.

Compensation Philosophy

PureCycle’s executive compensation program is designed to attract, develop, and retain motivated executives and key employees who possess the appropriate skill sets and leadership expertise to execute on our long-term strategy. We analyze peer group and survey data to help ensure that our executive compensation program is market-competitive. We also seek to design executive compensation to align the interests and objectives of our executives with shareholder interests by providing annual equity awards to all team members to encourage them to “act like owners” and strategically differentiate ourselves from others in the market. We also ensure that cash compensation includes a significant at-risk component, dependent upon achievement of appropriate financial and operational goals. In total, this performance-based compensation framework drives executives to pursue our broader Company strategy.

This CD&A describes the Company’s executive compensation program and provides an overview of our executive compensation-related policies, practices and decisions for 2024. Our “Named Executive Officers” or “NEOs,” for fiscal year 2024 are:

Name	Title

Dustin Olson	Chief Executive Officer

Jaime Vasquez	Chief Financial Officer

Jeffrey Fieler	Former Interim Chief Financial Officer

Brad Kalter	General Counsel, Chief Compliance Officer and Corporate Secretary

2024 Key Leadership Changes

PureCycle appointed Jaime Vasquez as our new CFO on February 19, 2024. In connection with his appointment, the Compensation Committee approved the key elements of his compensation, including an initial annual base salary of $510,000, eligibility to participate in the Company’s short-term annual incentive plan (“STI”) with a target opportunity of seventy percent (70%) of his base salary, and eligibility to participate in the Company’s long-term incentive (“LTI”) program with a grant date value targeted at one hundred and twenty-five percent (125%) of his base salary. Mr. Vasquez’s annual STI and LTI awards were not pro-rated based on his date of hire. Mr. Vasquez will also receive reimbursement up to a maximum of $26,000 to establish a residence in the Orlando, Florida area. Mr. Vasquez is also eligible to participate in the Company’s Executive Severance Plan (the “Severance Plan”).

Prior to Mr. Vasquez joining PureCycle, effective December 1, 2023, the Board had named Mr. Fieler as our I-CFO in the wake of our prior CFO’s departure. Mr. Fieler continued to serve as a Board member while serving as our I-CFO. Consequently, at the time of his I-CFO appointment, the Board determined Mr. Fieler no longer qualified as an independent director, and he resigned from his Audit and Finance Committee assignment. Mr. Fieler’s executive compensation package reflected the temporary nature of his I-CFO role rather than incentivizing and retaining his executive services long term. Consequently, the compensation philosophy and other metrics discussed below, and applicable to NEO compensation design and decisions, were not the basis of Mr. Fieler’s I-CFO compensation design.

Specifically, Mr. Fieler’s I-CFO compensation was based on our prior CFO’s compensation value, however it was entirely stock-based—he did not receive any cash compensation for his I-CFO service. For the duration of Mr. Fieler’s I-CFO service, he received monthly stock compensation equal to approximately $42,500 in PureCycle’s common stock, valued using the weighted average closing price of our common stock for the twenty trading dates including the last day of the month. Additionally, following his I-CFO service, and pro-rated based on the number of months served (relative to a consecutive twelve month period), on February 28, 2024, Mr. Fieler received a bonus (as further described below) valued at $90,000 and paid in the form of 18,181 PCT shares, based on the weighted average closing price of the Company’s common stock for the twenty consecutive trading days preceding the grant date. As I-CFO, Mr. Fieler was not eligible for an annual long-term incentive grant or short term cash incentive compensation for 2023 or 2024. Mr. Fieler continued to receive his cash and equity compensation as a member of the Board during his service as I-CFO. He stepped down as I-CFO effective February 18, 2024, in connection with Mr. Vasquez’s appointment, but continued to serve thereafter as a member of the Board.

Pay Practices Supporting Good Governance

Compensation Risk Controls

The Compensation Committee works with management to conduct an annual review of our compensation-related risks. The risk assessment conducted during fiscal year 2024 did not identify any significant compensation-related risks that are not appropriately mitigated as a result of compensation plan designs and concluded that our compensation programs encourage actions aligned with the interests of shareholders. The analysis concluded there was a sufficient balance among fixed versus variable pay, cash and equity, and corporate and individual goals. As a result, we determined that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on PureCycle.

Executive Stock Ownership Guidelines

We maintain stock ownership guidelines that enable us to meet our compensation objective of aligning the interests of our executive officers, including our NEOs, with those of our shareholders. Executive officers are expected to meet the applicable ownership guideline within five years following the later of (x) their hire date or (y) elevation to an executive position. As of December 31, 2024, each of our continuing NEOs was expected to comply with the stock ownership guidelines within the applicable five-year period.

Named Executive Officer	Target Stock Ownership as a Multiple of Base Salary	Compliance Status

Dustin Olson, CEO	4X	On Track(1)

Jaime Vasquez, CFO	3X	On-Track(1)

Jeffrey Fieler, Former I-CFO	(2)	(2)

Brad Kalter, General Counsel, Chief Compliance Officer & Corporate Secretary	3X	On Track(1)

1	Based on current and expected annual equity awards, the Company anticipates each of Messrs. Olson, Kalter, and Vasquez will meet the minimum holdings requirement within the five-year period.

2	Inapplicable to Mr. Fieler. For more information about Mr. Fieler’s compliance with the Stock Ownership Guidelines for directors, see “Non-employee Director Stock Ownership Guidelines” above.

No tax gross ups

We have not entered into agreements with our NEOs that provide for tax “gross-ups.”

Incentive awards capped

Compensation under our LTI and STI program is individually capped at 200% of target. We believe a maximum 2x multiple for incentive compensation, requiring significant performance above target, provides appropriate upside potential while also serving as a key risk mitigator in our plan.

Limited Perquisites

We believe that perquisites, as a general rule, should not form a material component of executive compensation. The Compensation Committee has approved enhanced annual physicals for NEOs. The cost of the physical and any required lodging associated with such physical are reimbursed by the Company. There are no other significant executive perquisites.

How We Make Executive Compensation Decisions

Compensation Committee Role

The Compensation Committee is comprised solely of independent directors and operates under a Board-approved committee charter outlining the Compensation Committee’s primary duties and responsibilities. The charter is available on the “Investors” tab of PureCycle’s website. The Compensation Committee discharges certain responsibilities of our Board with respect to the compensation of our NEOs, including reviewing our executive compensation programs, recommending compensation levels for our CEO to the Board, and approving compensation for our executive officers other than our CEO. Further, the Compensation Committee is responsible for reviewing, discussing, and approving the CD&A and the accompanying Compensation Committee Report for inclusion in the annual proxy statement that we file with the SEC.

Independent Compensation Consultant

The Compensation Committee engages an external compensation consultant, who reports directly to the Compensation Committee and provides competitive market data, analysis and other resources to assist with our overall executive compensation strategy. For 2024, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant to assist the Compensation Committee with designing executive and director compensation, as well as compensation for our executive officers, consistent with market practices and our selected peer group, including compensation philosophies, strategies, pay levels, decision-making processes, and other matters within the scope of the Compensation Committee’s responsibilities. FW Cook does not perform any other work for us, does not trade our stock, has independence policies that are reviewed annually and will proactively notify the Compensation Committee chair of any potential or perceived conflicts of interest. For 2024, the Compensation Committee found FW Cook had no conflicts of interest and deemed them independent.

Chief Executive Officer Role

Our CEO recommends to the Compensation Committee, in the case of other executive officers, base salary amounts, STI awards and LTI awards, as well as potential adjustments to each component of compensation based on individual performance.

Consideration of Results of Say-on-Pay Vote

At our 2024 annual meeting of shareholders, we asked shareholders to provide an advisory vote to approve our NEOs’ 2023 compensation (commonly referred to as a “say-on-pay” vote). More than 77% of the votes cast in such say-on-pay vote were in support of our 2023 NEO compensation. Though the say-on-pay results were lower than in prior years, the Compensation Committee continues to believe its NEO compensation programs and philosophy are consistent with market practices, and the Compensation Committee did not make any changes to the 2024 compensation program that were specifically driven by the outcome of the say-on-pay vote.

Peer Group for Executive Compensation

We used data from a peer group to assist the Compensation Committee in setting each NEO’s compensation, and we generally seek to approximate the median of our peer group (described below) with respect to the total direct compensation (base salary, target STI, and target LTI) of our NEOs. However, given our status as company with limited revenue at this juncture and the need to retain key talent, 2024 LTI awards to our NEOs were generally designed to exceed this level. Further, market data is just one of several factors that we examine in determining compensation levels and determining design and market levels based on PureCycle’s status as a newly operating company. Our NEO Pay may be above or below market based on other factors, including an individual NEO’s performance, experience, responsibilities or tenure in a role, any special skills and market demand.

The composition of the peer group is evaluated based on various objective and subjective criteria including the following:

•	Competitors for Business—industry competitors; companies subject to similar economic opportunities and challenges;

•	Competitors for Talent—direct and related industry companies in which PureCycle could reasonably compete for executive talent;

•	Scale—public companies of similar market cap and the Company’s expected revenue size once operational, but companies may exceed this size range if direct competitors are in a niche industry;

•

Niche Industry—PCT operates in a niche industry where direct competitors include private companies and subsidiaries of large conglomerates. Given the limited number of direct competitors of appropriate scale, some companies that operate in the clean technology space and those along the supply chain for renewable waste product companies are included, as including such companies outside the Company’s core industry is necessary to provide a statistically relevant sample set; and

•

IPO/SPAC—As a post-SPAC business combination public company, PCT remains a pre-revenue company, which impacts scaling of potential peer companies. SPACs are often emerging growth companies with limited pay disclosure, which eliminates some of them as potential peers for pay benchmarking purposes at this time.

In 2023, the Compensation Committee re-evaluated its peer group. Following consultation with FW Cook, in early 2024 the Compensation Committee removed one peer company, Archaea Energy Inc., as it was acquired by BP p.l.c. The revised peer group for compensation decisions for our NEOs and consists of the following companies:

2024 Peer Group

AdvanSix Inc.	Casella Waste Systems, Inc.	Heritage-Crystal Clean, Inc.*	Montrose Environmental Group, Inc.

Amyris, Inc.*	Danimer Scientific, Inc.*	Li-Cycle Holdings Corp.*	Origin Materials, Inc.

2024 Peer Group

Bloom Energy Corporation	Energy Recovery, Inc.	Tredegar Corporation	Rio Tinto (acquired Aracadium Lithium following a merger between Allkem and Livent)**

Loop Industries, Inc.	Trex Company, Inc.

*	delisted following peer group analysis
**	acquisition following peer group analysis

Pay Elements

Overview – What We Pay and Why

Element	Key Characteristics	Purpose	2024 Changes
Base Salary	Fixed amount paid in cash, reviewed annually.	Provides fixed income that is market competitive and reflective of the executive’s role and experience to help attract and retain executive talent.	No significant changes.

STI	Variable compensation, generally paid in cash, and subject to pre-established annual financial and operational targets and personal performance.	Incent executives to achieve and exceed annual financial and strategic objectives.	Transitioned to a new metric under 2024 STI program: Ironton EBITDA.

LTI	Variable compensation, with multi-year vesting schedules and a mix of performance stock awards (“PSUs”) (based on achievement of three-year goals), stock options that vest after three years, and RSUs that vest ratably over four years.	Align interest of executives with shareholders and serve as an appropriate retention tool.	No significant changes.

Benefits	Includes medical, dental, vision, short-term and long-term disability, and certain other benefits.	Competitive health and welfare benefits.	No significant changes.

Perquisites	Designed not to represent a significant part of annual compensation.	Provide certain benefits to our executives designed to ensure ability to meet the rigors associated with an executive position of a publicly listed company.	No significant changes.

Base Salary

We set base salaries for new executive officers at the time of hire and review base salaries for our executive officers on an annual basis to help ensure they remain market competitive and consistent with our peer group, and reflect the scope and responsibility of their positions, as well as their prior experiences. Base salaries for 2024 for our NEOs were reviewed and discussed at a regular meeting of the Compensation Committee and remained unchanged from 2023 base salaries, except for Mr. Kalter’s, which was increased in October 2024 in connection with an expansion of his role to include Chief Compliance Officer responsibilities. Base salary for the CEO is recommended by the Compensation Committee and approved by the Board. We also review base salaries upon a meaningful change in an executive officer’s responsibilities or role. We take into consideration several factors in setting initial base salary or when annually reviewing base salaries for our executive officers, including current base salary; positioning relative to competitive market data and peer companies; scope of the position; prior professional experience; and internal pay comparisons. The fiscal 2024 base salaries, determined by the Compensation Committee based on its consideration of those factors, and any percent increase over the fiscal 2023 base salaries, are provided in the table below.

Name	Base Salary Rate as of 2023 Fiscal Year-End	Base Salary Rate as of 2024 Fiscal Year-End	Percentage Increase Over Prior Year

Dustin Olson	$773,000	$773,000	N/A	(1)

Jaime Vasquez(2)	—	$510,000	—

Jeffrey Fieler(3)	—	—	—

Brad Kalter	$408,000	$448,800	10	%(4)

1	Mr. Olson did not receive a base salary adjustment in 2024.
2	Mr. Vasquez was hired as the Chief Financial Officer on February 19, 2024. For more information about Mr. Vasquez’s compensation, see, 2024 Key Leadership Changes above.
3

Inapplicable to Mr. Fieler. However, for his 2024 I-CFO service, Mr. Fieler received 13,036 shares, valued at $52,665 on February 1, 2024, and 8,300 shares, valued at $50,381 on March 1, 2024. He also received 18,181 shares with a targeted value of $90,000 on February 28, 2024, in satisfaction of a bonus opportunity for his I-CFO service, as discussed below. For more information about Mr. Fieler’s compensation for his I-CFO role, see, “2024 Key Leadership Changes” above. Mr. Fieler also received cash and equity-based compensation for his service on the Board, as discussed below.

4	Mr. Kalter received a 10% salary adjustment effective October 1, 2024, to reflect additional Chief Compliance Officer responsibilities.

Annual Cash Incentives

STI Overview

Our annual incentive compensation program is designed to motivate and reward PCT employees, including the NEOs, to create long-term value by achieving key short-term business objectives. The inclusive design is intended to align and motivate our entire PCT team to diligently pursue and prioritize achieving PCT’s annual performance objectives. We set annual incentive compensation targets hierarchically starting with a multiple of base salary.

The Compensation Committee annually reviews and determines each NEO’s cash incentive opportunity, the payout of which is based on achievement of pre-established overall Company operational and strategic goals (a company performance element) and each NEO’s individual contributions toward the Company strategic objectives (an individual qualitative performance element). If appropriate, the Compensation Committee may review and adjust performance criteria during the year. Actual NEO cash incentives earned may be more or less than the target amount depending on a combination of company and individual performance. The Compensation Committee evaluates NEO performance based on both an objective analysis and subjective analysis: (a) objective analysis is a fixed formula result, which includes reviewing detailed financial models showing variations in compensation at differing levels of achievement and (b) subjective analysis is the Compensation Committee’s assessment of the objective analysis result in context of contributions toward strategic or operational objectives and actual value realized—meaning the Compensation Committee, in its judgement, may exercise discretion, positive or negative, to adjust the total value of incentive compensation in light of financial and non-financial performance. The Compensation Committee believes our STI program structure aligns with strategic priorities and underscores the importance of both financial and non-financial performance and successfully motivates employees, including NEOs, to achieve holistic performance that both promotes PCT’s long-term value opportunities for our shareholders and is reasonable in relation to actual annual performance.

Actual STI payouts can range from 0% (if threshold levels of performance are not met) to 200% of the target award (if maximum levels of performance are met for all of the performance measures). When determining the target award for each NEO, the Compensation Committee generally references the median of our peer group for target total cash compensation (sum of base salary and target annual cash incentive) for the position in which such NEO serves. The annual award for the CEO is recommended by the Compensation Committee and approved by the Board.

2024 Short-Term Cash Incentive Award Targets

The 2024 STI design provided NEOs with an opportunity to earn cash incentive payments based on Company performance goal achievements (weighted at 70%) and individual performance achievement (weighted at 30%), with potential payouts ranging from 0% to 200% of target. The Compensation Committee approved the fiscal 2024 award opportunities for our NEOs under the Company’s STI program as set forth below (which, where applicable, were unchanged, as percentages of base salary, from 2023 award opportunities):

Name	Base Salary ($)	Target Payout (as a % of Base Salary)	2024 STI Target Award

Dustin Olson	$773,000	100%	$773,000

Jaime Vasquez	$510,000	70%	$357,000

Jeffrey Fieler(2)	N/A	N/A	N/A

Brad Kalter	$448,800	70%	$292,779	(1)

1	Target STI award for Mr. Kalter reflects pro-ration based on salary change that occurred during 2024.
2	Inapplicable to Mr. Fieler. For more information about Mr. Fieler’s compensation for his I-CFO role, see, “2024 Key Leadership Changes” above and the discussion below.

2024 Short-Term Cash Incentive Award — Performance Criteria.

For the strategic Company performance criteria, representing 70% of each NEO’s weighted STI target, the Compensation Committee established the following performance goals under the 2024 STI program for the NEOs:

Performance Metric and Weighting	Threshold (50%) payout	Level of Performance Target (100% payout)	Maximum (200% payout)
Generate Sufficient Positive Ironton EBITDA	Three cumulative months of breakeven Ironton EBITDA at Ironton w/o corporate allocation deductions	Six months cumulative Ironton EBITDA better than $15 million at Ironton w/o corporate allocation deductions	Six months cumulative Ironton EBITDA better than $30 million at Ironton w/o corporate allocation deductions

For purposes of the STI award, Ironton EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization associated with the Ironton facility, excluding corporate allocation deductions. The STI awards were designed so that if performance achievement was between threshold and target, or target and maximum, the payout amounts would be determined based on straight-line interpolation.

The Compensation Committee did not establish any specific goals for the individual performance element for 2024 and instead planned to evaluate the NEOs based on their overall contributions toward the Company strategic objectives and, with respect to NEOs other than the CEO, based on recommendations from the CEO.

2024 Short-Term Cash Incentive Award Payout Determinations

2024 was another challenging year as our PureCycle team worked diligently to effectively and efficiently scale our novel recycling technology. While we realized several key milestones, the pace of our progress continued to be incremental, resulting in below threshold Ironton EBITDA performance.

Strategic Company Performance Review

The formulaic results with respect to the strategic Company performance goals (which comprised 70% of the 2024 STI program opportunities) are illustrated in the following table.

Performance Metric	Actual Results	Formulaic Payout Percentage for each Metric	Metric Weight	Final Weighted Payout Percentage
Generate Sufficient Positive Ironton EBITDA	Below threshold(1)	0%	100%	0%
Total Strategic Company Performance Goals Payout %				0%

1	Because Ironton EBITDA was negative for the period, no amounts were earned, therefore, the percentage payout is zero.

Individual Performance Achievements

Because threshold Ironton EBITDA performance was not met, the Compensation Committee did not assess the individual qualitative performance for each of Messrs. Olson, Kalter and Vasquez toward pursuing PCT’s performance goals.

In general, 2024 STI program participants must remain continuously employed by the Company until the award payment date in order to receive a payout of an award under the 2024 STIP. The following table indicates the actual STI program payment made to each NEO for fiscal 2024:

Name	2024 STI Target Award	Total Payout % (as a % of Target)	Actual STI Payout
Dustin Olson	$773,000	0%	$0
Jaime Vasquez	$357,000	0%	$0
Jeffrey Fieler(1)	N/A	N/A	N/A
Brad Kalter	$292,779	0%	$0

1	Inapplicable to Mr. Fieler. For more information about Mr. Fieler’s compensation for his I-CFO role, see, 2024 Key Leadership Changes above and the discussion below.

As described elsewhere in the CD&A, the Company entered into an independent contractor agreement with Mr. Fieler in connection with his appointment as I-CFO. Under the terms of the independent contractor agreement, Mr. Fieler was eligible for a minimum bonus at the conclusion of his service as I-CFO of $360,000, subject to pro-ration based on the number of months (relative to a full year) during which Mr. Fieler served as I-CFO. The bonus could have been increased up to a total of $720,000 (subject to pro-ration as described above) based on Mr. Fieler’s performance as I-CFO in the discretion of the Compensation Committee. At the conclusion of Mr. Fieler’s service as I-CFO in February 2024, the Compensation Committee determined not to increase his bonus above the $360,000 level, and such amount was pro-rated to be $90,000. In accordance with the terms of the bonus, it was paid in the form of 18,181 PCT shares, based on the weighted average closing price of PCT’s common stock for the twenty consecutive trading days preceding the grant date of the shares.

Long-Term Incentive Equity Awards

LTI Overview

We believe our LTI program opportunities, along with our stock ownership guidelines, align the interests of our executive officers with the interests of our shareholders. We provide our NEOs an opportunity to earn market and peer group competitive long-term incentives in the form of PSU, stock option and RSU awards. In determining the size of these long-term incentive awards for each NEO, we consider market data, the scope and complexity of the executive’s position, experience, and internal pay comparisons. For fiscal 2024, the Compensation Committee again determined that the LTI awards for our NEOs (other than Mr. Fieler) would be allocated as follows: PSUs (25%), stock options (25%), and RSUs (50%). These LTI awards were approved by the Compensation Committee (and recommended to the Board by the Compensation Committee for the CEO) at its regular meeting held in the first fiscal quarter. We believe this allocation of equity awards provides an appropriate balance between rewarding achievement of Company-specific performance measures and delivering long-term incentive value through stock performance.

PSU Awards

PSU awards are paid out in shares of our common stock following completion of a three-year performance period if certain performance goals are achieved as determined by the Compensation Committee. The Compensation Committee establishes performance measures and weighting for the entire three-year performance period, as well as thresholds and maximums. Factors the Compensation Committee considers when establishing the performance goals for the three-year period include our status as a pre-revenue company, as well as near-term and long-term strategic goals. At the end of the three-year performance period, we expect management to present a summary of performance against the performance goals and the Compensation Committee to make a final determination of actual achievement against these goals. Actual payouts can range from 0% (if the threshold performance levels are not met) to 200% of the target award (if maximum performance levels are met).

The PSUs granted in 2024 will be earned based on achievement of three weighted pre-established performance objectives related to (i) value creation (weighted 40%) (ii) domestic project growth (weighted 30%), and (iii) advance growth projects (weighted 30%), and will vest on the date the attainment of such performance objectives is determined by the Compensation Committee (or, with respect to the CEO, by the Board), subject to the participant’s continued employment with the Company through December 31, 2026. The actual number of shares (if any) issued in settlement of the PSUs may range from 50% (if threshold performance is achieved) to 200% of target. In general, we do not disclose the specific, forward-looking goals that we established for the 2024 PSUs because (1) these goals relate to executive compensation to be earned and/or paid in future years and do not affect a fair understanding of the NEOs’ compensation for 2024 and (2) we believe that disclosure of such goals while the applicable performance period is ongoing would cause us competitive harm. However, we expect to disclose such goals in future proxy statements once the applicable performance periods have ended as part of our discussion of the amounts earned by our NEOs under these awards.

Settlement of 2022 — 2024 PSU Award

Due to operational scaling challenges discussed above, the Company did not meet 2022-2024 LTI minimum performance threshold objectives. Applicable NEO PSUs were therefore forfeited and returned to the pool of shares eligible for award under the Plan. The table below shows the applicable goals, achievements and actual results with respect to the 2022-2024 PSU awards. For purposes of such awards, “product produced” means pounds of purified polypropylene resin and co-products produced. “EBITDA” means earnings before income taxes, depreciation and amortization for the consolidated Company.

2022-2024 PSU Metric - Goals	Weighting	Threshold 50%	Target 100%	Maximum 200%
Product produced by end Q4 2024 (MM lbs)(1)	50%	350MM	625MM	>700MM
EBITDA(1)	50%	$150MM	$268MM	>$350MM

1	Goals (threshold, target and maximum) for product produced (includes co-products) and EBITDA are based on cumulative performance across the three-year performance period.

2022-2024 PSU Metric - Achievement	Weighting	FY 2022	FY 2023	FY 2024	2022-2024	Final Attainment
Product produced by end Q4 2024 (MM lbs)	50%	—	—	7	7	0%
EBITDA (MM)	50%	$(84)MM	$(65)MM	$(206)MM	$(355)MM	0%

Non-qualified Stock Options

In 2024, the Compensation Committee allocated 25% of NEO long term incentive compensation in the form of a non-qualified stock option with a ten-year term, that cliff vests at the end of a three-year period. The Company believes stock options are an effective mechanism to link executive compensation to long-term company performance because their value is realized through an increase in the market value of the Company’s common stock, thereby linking that element of compensation to Company performance. In determining the grant date fair values of these option awards we use the Black-Scholes option pricing model with the following assumptions: expected annual dividend yield, expected volatility, risk-free rate of return, expected option term (in years).

Restricted Stock Unit Awards

The Compensation Committee also grants RSUs. RSU awards generally vest in four equal annual installments following the grant date, in each case subject to the participant’s continued employment with the Company through the applicable vesting date. We believe that the RSU awards serve as an important retention tool for our executive officers and that the long-term value of such awards aligns our executive officers’ goals with those of our shareholders. Our NEOs received the following long-term incentive award opportunities in 2024:

		Awards
NEO	Target LTI Value ($)(1)	Options	PSUs	RSUs
Dustin Olson	$2,700,000	148,351	151,685	303,370
Jaime Vasquez	$637,500	35,027	35,814	71,629
Jeffrey Fieler(2)	N/A
Brad Kalter(3)	$745,900	28,021	28,651	92,303

1

Each of Messrs. Vasquez’s and Kalter’s initial 2024 LTI target value is based on 125% of their initial base salary rates in 2024 as approved by the Compensation Committee. Mr. Olson’s target is not based on a percentage of his base salary, rather it is the listed pre-determined amount.

2	Inapplicable to Mr. Fieler. For more information about Mr. Fieler’s compensation for his I-CFO role, see, “2024 Key Leadership Changes” above and “Fieler Independent Contractor Agreement” below.

3

In connection with Mr. Kalter’s assumption of the role of Chief Compliance Officer, the Compensation Committee also approved a special equity award for Mr. Kalter with a targeted value equal to $235,900, which resulted in a grant of 35,000 RSUs. Such RSUs generally vest in four equal annual installments following the grant date, in each case subject to Mr. Kalter’s continued employment with the Company through the applicable vesting date. These additional RSUs and associated value are included in the table above.

2024 Goal Setting

In order to help ensure STI and LTI compensation are aligned with both Company performance and the evolution of corporate strategy, incentive goals and targets are not automatically carried forward year over year. Rather, the Compensation Committee reevaluates performance goals to help ensure goals are: (i) designed to incentivize our executives to drive our key strategic objectives over the relevant performance period; (ii) challenging and sufficiently rigorous; (iii) appropriately reflective of business and market conditions; and (iv) aligned with shareholder interests.

Other Compensation Related Matters

Retirement Benefits

We offer a tax-qualified retirement savings plan to our employees, under which participating employees may contribute a portion of their eligible compensation into their plan accounts. Each of the NEOs was eligible to participate in the plan during fiscal 2024. The Company makes contributions under the 401(k) plan matching the employee’s own contributions dollar for dollar up to 4% of the employee’s contributions, subject to IRS limits.

Offer Letters

In connection with joining the Company as Chief Manufacturing Officer in January 2021, we provided Mr. Olson with an offer letter outlining the basic terms of his employment, including an initial annual base salary rate of $400,000, a target STIP opportunity equal to 20% of base salary, other customary employee benefits, and relocation expenses reimbursement for up to $100,000. The offer letter also contemplates an anticipated future equity award, expected to be between $1,000,000 and $3,000,000, and expected to be granted following the commissioning of the Ironton Facility. Mr. Olson’s offer letter was not revised in association with his promotion to Chief Operating Officer on March 9, 2022, or his August 5, 2022, appointment as CEO, although certain elements of his compensation were adjusted in connection with those appointments.

In connection with his commencement of employment in February 2024, we provided an offer letter to Mr. Vasquez which provided the basic terms of his employment, including an initial annual base salary rate of $510,000, participation in annual and long-term incentive plans and certain customary employee benefits. The offer letter also provided for reimbursement of up to a maximum of $26,000 to establish a residence in the Orlando, Florida area. The offer letter also provides that Mr. Vasquez will participate in the Severance Plan and enter into a restrictive covenant agreement. In connection with his commencement of employment in January 2021, we provided an offer letter to Mr. Kalter that addressed his initial compensation package, but does not have any material ongoing terms.

Fieler Independent Contractor Agreement

In connection with Mr. Fieler’s appointment as I-CFO, the Company and Mr. Fieler executed an independent contractor agreement (“ICA”). Pursuant to the terms of the ICA, Mr. Fieler’s appointment was on a month-to-month basis, with the ability for either party to terminate the appointment with not less than thirty days’ notice without cause. Mr. Fieler did not receive any cash compensation for his service as I-CFO. For the duration of Mr. Fieler’s service as interim CFO, Mr. Fieler received monthly compensation in the form of shares of the Company’s common stock valued at $42,500, with the number of shares to be based on the weighted average closing price of the Company’s common stock for the twenty trading days prior to and including the last trading day of each month.

Additionally, Mr. Fieler was eligible for a minimum bonus at the conclusion of his service as interim CFO of $360,000, pro-rated based on the number of months (relative to a full year) in which Mr. Fieler served as I-CFO. The bonus award could be increased up to a value of $720,000 (subject to pro-ration as described above) based on Mr. Fieler’s performance as I-CFO in the discretion of the Compensation Committee. At the conclusion of Mr. Fieler’s service as I-CFO in February 2024, the Compensation Committee determined not to increase his bonus above the $360,000 level, and such amount was pro-rated to be $90,000. In accordance with the terms of the bonus, it was paid in the form of 18,181 PCT shares, based on the weighted average closing price of PCT’s common stock for the twenty consecutive trading days preceding the grant date of the shares. Mr. Fieler was not eligible for an annual long-term-incentive grant as his tenure as I-CFO was not expected to exceed twelve months. Mr. Fieler continued to receive his cash and equity compensation as a member of the Board.

Tax Considerations

Code Section 162(m) imposes an annual deduction limit of $1 million on the amount of compensation paid to each covered employee,” which includes certain current and former officers (including the NEOs). Compensation paid to our NEOs over this limit is generally nondeductible. The Compensation Committee structures our executive compensation program so that a sizable portion of total executive compensation is linked to the performance of our Company, even though amounts in excess of the Code Section 162(m) limit are generally not deductible.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, our Compensation Committee members were Messrs. Bouck, Musa, and Fieler and Ms. Burnell, none of whom, other than Mr. Fieler, served as an officer or employee of the Company or any of our subsidiaries prior to or while serving on the Compensation Committee. Mr. Fieler served as the Company’s I-CFO from December 1, 2023, through February 18, 2024. In July 2024 Mr. Musa was reassigned to the OpEx Committee and Mr. Fieler was assigned to the Compensation Committee following the Board’s affirmative determination of his independence following his short tenure as I-CFO. During our 2024 fiscal year, no member of the Compensation Committee had a relationship that must be described under SEC rules relating to disclosure of related party transactions and no interlocking relationship existed between our Board or Compensation Committee and the board of directors or compensation committee of any other company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing CD&A with management and based on such review and discussions, recommended the Board include the “Compensation Discussion & Analysis” section in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Compensation Committee:

Steve Bouck (Chair)

Tanya Burnell

Jeffrey Fieler

COMPENSATION TABLES

2024 Summary Compensation Table

The following table provides information regarding the compensation of our NEOs for the 2024, 2023, and 2022 fiscal years, as applicable.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Options Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Dustin Olson Chief Executive Officer	2024	773,000	—	2,607,465	674,997	—	18,715	4,074,178
	2023	758,135	—	2,368,410	494,356	301,470	24,195	3,946,566
	2022	571,355	463,864	3,218,639	—	55,983	13,204	4,323,045

Jaime Vasquez Chief Financial Officer	2024	431,538	—	615,648	159,373	—	28,885	1,235,444

Jeffrey Fieler Interim Chief Financial Officer	2024	—	—	319,639	—	—	83,333	402,972
	2023	—	—	148,620	—	—	100,000	248,620

Brad Kalter General Counsel, Chief Compliance Officer & Corporate Secretary	2024	417,258	—	816,966	127,496	—	16,563	1,378,283
	2023	398,154	—	730,260	152,424	110,839	22,224	1,413,902
	2022	394,792	223,927	608,406	—	29,027	20,938	1,277,090

1

Amounts in this column reflect the aggregate grant date fair values of PSUs, and service-based RSU awards granted by the Company to the NEOs (other than Mr. Fieler) in 2024, in each case calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. For performance-based awards, grant date fair values reflect the value at the grant date based on the probable outcome of the applicable performance conditions. Assuming maximum achievement with respect to the applicable performance conditions, the grant date fair values of the 2024 long-term incentive program PSU awards granted on February 21, 2024, would be as follows: for Mr. Olson, $1,738,310; for Mr. Vasquez, $410,428; and for Mr. Kalter, $328,340. For more information regarding the PSU and RSU awards disclosed in this column, see “Long-Term Incentive Equity Awards” above. For Mr. Fieler, the amount in this column represents his RSU award for services as a director, which would have otherwise been reported in the “Stock Awards” column of the “2024 Director Compensation Table” as well as the following stock awards: 21,336 shares of the Company’s common stock for his service as Interim Chief Financial Officer from January 1, 2024 through February 18, 2024; and 18,181 shares of the Company’s common stock in satisfaction of his pro-rata bonus for his service as Interim Chief Financial Officer.

2

Amounts in this column reflect the grant date fair value of the option awards granted by the Company to the NEOs (other than Mr. Fieler) in 2024, calculated in accordance with FASB ASC Topic 718. For information regarding the assumptions used in calculating the value of these awards, see Note 5 (Equity-Based Compensation) to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2024. See the “2024 Grants of Plan-Based Awards” table for more information on these grants.

3	Reflects that there were no cash incentive amounts paid to the NEOs under the Company’s STI program for 2024, as further described above under “2024 Short-Term Cash Incentive Awards.”

4

The amounts reported in All Other Compensation column include (a) for Mr. Fieler, cash director compensation and (b) for the other NEOs: (i) relocation expense reimbursement for Mr. Vasquez, (ii) executive physicals for Messrs. Vasquez and Kalter, and (iii) for the other NEOs generally, Company contributions under our 401(k) retirement plan, Company phone reimbursement, and group term life insurance, as reported below:

Name	Director Compensation(a)	Group Term Life	401(k) Company Match	Executive Physical	Phone Stipend	Relocation	Total
Dustin Olson	—	$332	$17,963	—	$420	—	$18,715
Jaime Vasquez	—	$1,218	$7,062	$5,111	$350	$15,143	$28,885
Jeffrey Fieler	$83,333	—	—	—	—	—	$83,333
Brad Kalter	—	$953	$13,800	$1,390	$420	—	$16,563

(a)

This amount represents the cash retainer fees that Mr. Fieler earned for his service as a director during 2024, which would have otherwise been reported in the “Fees Earned or Paid in Cash” column of the 2024 Director Compensation Table.

2024 Grants of Plan-Based Awards

The following table presents additional information regarding plan-based awards granted to our NEOs in fiscal 2024.

Name	Grant Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dustin Olson	2/21/2024	270,550	773,000	1,546,000	75,842	151,685	303,370	—	—	—	$869,155
	2/21/2024	—	—	—	—	—	—	303,370	—	—	$1,738,310
	2/21/2024	—	—	—	—	—	—	—	148,351	$5.73	$674,997
Jaime Vasquez	2/21/2024	124,950	357,000	714,000	17,907	35,814	71,628	—	—	—	$205,214
	2/21/2024	—	—	—	—	—	—	71,629	—	—	$410,434
	2/21/2024	—	—	—	—	—	—	—	35,027	$5.73	$159,373
Jeffrey Fieler	2/1/2024	—	—	—	—	—	—	13,036	—	—	$52,665
	2/28/2024	—	—	—	—	—	—	18,181	—	—	$101,268
	3/1/2024	—	—	—	—	—	—	8,300	—	—	$50,381
	5/8/2024	—	—	—	—	—	—	24,177	—	—	$115,324
Brad Kalter	2/21/2024	102,473	292,779	585,558	14,325	28,651	57,302	—	—	—	$164,170
	2/21/2024	—	—	—	—	—	—	57,303	—	—	$328,346
	2/21/2024	—	—	—	—	—	—	—	28,021	$5.73	$127,496
	9/23/2024	—	—	—	—	—	—	35,000	—	—	$324,450

1

The Compensation Committee approved the 2024 LTI awards to each of the NEOs (other than Mr. Fieler) on February 21, 2024, except with respect to Mr. Kalter’s September 23, 2024 award. The LTI awards are generally subject to continued employment through the applicable performance or vesting period.

2	Represent payout opportunities for the NEOs under the 2024 STI program.
3

Represents the potential payout for the PSUs granted on February 21, 2024. For the PSUs, threshold payout is 50% of target and maximum payout is 200% of target, and actual payout is based on three-year operational metrics.

4

For NEOs other than Mr. Fieler, represents the RSU awards for 2024. RSUs are time-based and do not have a performance requirement for vesting. Such time-based awards generally vest 25% per year over 4 years on each of the first four anniversaries of the date of grant. For Mr. Fieler, represents his RSU award for services as a director (granted on May 8, 2024), which would have otherwise been reported in the “Stock Awards” column of the “2024 Director Compensation Table” as well as the following stock awards: 21,336 shares of the Company’s common stock for his service as Interim Chief Financial Officer from January 1, 2024 through February 18, 2024 (granted on February 1, 2024 and March 1, 2024); and 18,181 shares of the Company’s common stock in satisfaction of his pro-rata bonus for his service as Interim Chief Financial Officer (granted on February 28, 2024).
5	Represents the number of Options awarded on the grant date, and which cliff vest at the end of a three-year period on February 21, 2027.
6

Represents the grant date fair value, calculated in accordance with FASB ASC Topic 718, based on the closing price of our stock on the date of grant for RSUs and PSUs, and a Black-Scholes value for Options. The values reported in this column for the PSUs were calculated at target.

Outstanding Equity Awards at 2024 Fiscal Year End

The following table summarizes information about all outstanding unvested equity awards held by our NEOs as of December 31, 2024.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Exercise Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(1)

Dustin Olson	01/04/2021						2,984	(2)	$30,586
	07/08/2021						45,153	(3)	$462,818
	03/02/2022						29,412	(4)	$301,473
	05/20/2022						10,883	(5)	$111,551
	08/05/2022						56,666	(6)	$580,827
	03/22/2023	0	169,300	(7a)	5.72	03/22/2033
	03/22/2023									65,789(7b)	$674,337
	03/22/2023						197,368	(7c)	$2,023,022
	02/21/2024	0	148,351	(8a)	5.73	02/21/2034
	02/21/2024									75,843(8b)	$777,391
	02/21/2024						303,370	(8c)	$3,109,543

Jaime Vasquez	02/21/2024									17,907(8b)	$183,547
	02/21/2024	0	35,027	(8a)	5.73	02/21/2034
	02/21/2024						71,629	(8c)	$734,197

Jeffrey Fieler	05/08/2024						24,177	(10)	$247,814

Brad Kalter	07/08/2021						18,754	(3)	$192,229
	03/02/2022						21,009	(4)	$215,342
	03/22/2023	0	52,200	(7a)	5.72	03/22/2033
	03/22/2023									20,285(7b)	$207,921
	03/22/2023						60,855	(7c)	$623,764
	02/21/2024	0	28,021	(8a)	5.73	02/21/2034
	02/21/2024									14,326(8b)	$146,842
	02/21/2024						57,303	(8c)	$587,356
	09/23/2024						35,000	(9)	$358,750

1	Based on the closing stock price of $10.25 on December 31, 2024.

2

Reflects restricted shares received in satisfaction of the incentive units granted by PureCycle Technologies, LLC to Mr. Olson prior to the Company going public, 25% of which vested on January 4, 2022, and 1/36 of which vest on a monthly basis thereafter.

3

RSUs awarded on July 8, 2021, vest at the rate of 25% per year, subject to satisfaction of vesting criteria for the applicable year, with vesting dates of July 8, 2022, July 8, 2023, July 8, 2024, and July 8, 2025. LTI awards are generally subject to continued employment through the applicable vesting date.

4

RSUs awarded on March 2, 2022, vest at the rate of 25% per year, subject to satisfaction of vesting criteria for the applicable year, with vesting dates of March 2, 2023, March 2, 2024, March 2, 2025, and March 2, 2026. LTI awards are generally subject to continued employment through the applicable vesting date.

5

RSUs awarded on May 20, 2022, vest at the rate of 25% per year, subject to satisfaction of vesting criteria for the applicable year, with vesting dates of May 20, 2023, May 20, 2024, May 20, 2025, and May 20, 2026. LTI awards are generally subject to continued employment through the applicable vesting date.

6

RSUs awarded on August 5, 2022, vest at the rate of 25% per year, subject to satisfaction of vesting criteria for the applicable year, with vesting dates of August 5, 2023, August 5, 2024, August 5, 2025, and August 5, 2026. LTI awards are generally subject to continued employment through the applicable vesting date.

7a	Non-qualified options awarded on March 22, 2023, cliff vest on March 22, 2026, and expire in 2033.
7b

PSUs awarded on March 22, 2023, become eligible to vest upon Compensation Committee certification of achievement of performance metrics for the three-year performance period ending on December 31, 2025. LTI awards are generally subject to continued employment through the applicable vesting period.

7c

RSUs awarded on March 22, 2023, vest at the rate of 25% per year, subject to satisfaction of vesting criteria for the applicable year, with vesting dates of March 22, 2024, March 22, 2025, March 22, 2026, and March 22, 2027. LTI awards are generally subject to continued employment through the applicable vesting date.

8a	Non-qualified options awarded on February 21, 2024, cliff vest on February 21, 2027, and expire in 2034.
8b

PSUs awarded on February 21, 2024, become eligible to vest upon Compensation Committee certification of achievement of performance metrics for the three-year performance period ending on December 31, 2026. LTI awards are generally subject to continued employment through the applicable vesting period.

8c

RSUs awarded on February 21, 2024, vest at the rate of 25% per year, subject to satisfaction of vesting criteria for the applicable year, with vesting dates of February 21, 2025, February 21, 2026, February 21, 2027, and February 21, 2028. LTI awards are generally subject to continued employment through the applicable vesting date.

9

RSUs awarded on September 23, 2024, vest at the rate of 25% per year, subject to satisfaction of vesting criteria for the applicable year, with vesting dates of September 23, 2025, September 23, 2026, September 23, 2027, and September 23, 2028. LTI awards are generally subject to continued employment through the applicable vesting date.

10

Reflects RSUs granted in connection with Mr. Fieler’s service as a director that vest on the earlier of (a) the one-year anniversary of the date of grant and (b) the date of the Company’s regular annual meeting of shareholders, which occurs in the calendar year following the calendar year in which the date of grant occurs.

2024 Option Exercises and Stock Vested

The following table provides details regarding the equity awards held by our NEOs that vested during 2024.

Name	Option Awards(1)		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Dustin Olson	—	$ —	195,230	$1,199,033

Jaime Vasquez	—	$ —	—	—

Jeffrey Fieler	—	$ —	59,710	$305,683

Brad Kalter	—	$ —	49,542	$285,905

1	No option awards were exercised.

Equity Award Timing

The Board and Compensation Committee generally grant equity awards to our NEOs at the first Compensation Committee meeting of the fiscal year. The Committee does not have a practice or policy of granting equity awards in anticipation of the release of material nonpublic information and, in any event, does not time the release of material non-public information in coordination with grants of equity awards for the purpose of affecting the value of executive compensation. Accordingly, it is our policy that our management team makes a good faith effort to advise the Board and Compensation Committee whenever it is aware that material nonpublic information is planned to be released to the public in close proximity to the grant of equity awards.

Name	Grant Date	Number of securities underlying the award	Exercise price of the award ($/Sh)	Grant date fair value of the award	Percentage change in the closing market
price of the securities underlying the
award between the trading day ending
immediately prior to the disclosure of
material nonpublic information and the
trading day beginning immediately
following the disclosure of material
					nonpublic information(1)

Dustin Olson	2/21/2024	148,351	5.73	$674,997	11.4%

Jaime Vasquez	2/21/2024	35,027	5.73	$159,373	11.4%

Jeffrey Fieler	—	—	—	—	—

Brad Kalter	2/21/2024	28,021	5.73	$127,496	11.4%

1

Material nonpublic information about the Company was disclosed on Form 8-Ks filed on each of 2/20/2024 and 2/23/2024. The percentage change reflected in the table above represents the change in the closing market price of the Company’s common stock from the trading day ending immediately prior to 2/23/2024 and the trading day beginning immediately following 2/23/2024. The percentage change in the closing market price of the Company’s common stock from the trading day ending immediately prior to 2/20/2024 and the trading day beginning immediately following 2/20/2024 was 1.4%.

Potential Payments Upon Termination or Change in Control

As discussed above in “2024 Key Leadership Changes”, Mr. Fieler’s I-CFO compensation structure reflected the temporary nature of his role during the leadership transition months rather than an executive compensation package designed to attract and retain his services long term. Consequently, he was not eligible to participate in the severance plan described below; as a result none of the severance compensation discussions below are applicable to Mr. Fieler.

Severance and Change in Control Compensation

Severance Plan

In May 2021, the Company adopted the Severance Plan, which covers certain officers of the Company, including the continuing NEOs. Under the Severance Plan, if an NEO’s employment is terminated by the Company without “cause” or by the NEO for “good reason” (as such terms are defined in the Severance Plan) other than within 12 months following a “change in control” (as defined in the Severance Plan), the Company will pay the NEO severance payments in installments equal in the aggregate to one year of base salary and will reimburse the NEO for COBRA continuation coverage premiums for up to 12 months to the extent they exceed the premiums paid by the NEO for such coverage immediately prior to the date of termination (the “COBRA Reimbursement”).

If a NEO’s employment is terminated by the Company without cause or by the NEO for good reason within 12 months following a change in control, the Company will pay the NEO a lump sum cash severance amount equal to the sum of (a) 1.5 times the NEO’s annual base salary rate (determined in accordance with the Severance Plan) plus (b) 1.5 times the NEO’s short-term annual cash incentive target for the year in which the termination of employment occurs. In such case, the Company will also provide the COBRA Reimbursement and any outplacement services or outplacement reimbursement to which the NEO would have been entitled in connection with the NEO’s termination of employment under any plan, program, or arrangement of the Company immediately prior to the change in control. Further, any equity awards held by the NEO would vest in full upon such termination of employment, with performance-based awards vesting at target.

If a NEO is entitled to cash severance under both his employment agreement and the Severance Plan upon his termination of employment, he will receive only the cash severance payments under the applicable arrangement that will provide him with the greatest cash severance value and will not be entitled to cash severance under the other arrangement.

Participation in the Severance Plan is generally contingent upon the NEO signing an agreement providing for customary post-employment non-competition, employee and customer non-solicitation, and confidentiality provisions. Except as otherwise determined by the Compensation Committee, participation in the Severance Plan is also contingent upon employment by the Company for a period of at least six continuous months prior to participation in the Severance Plan. Payment of the severance amounts under the Severance Plan is generally subject to the NEO’s execution of a customary release of claims in favor of the Company.

The Board (or an authorized committee of the Board) may amend or terminate the Severance Plan, provided that written notice of any amendment or termination must be provided to participants not less than 60 days prior to the effective date of such amendment or termination. The Severance Plan will automatically terminate on the second anniversary following the first change in control to occur under the Severance Plan. However, no amendment reducing the severance benefits provided under the Severance Plan or terminating the Severance Plan may be effective prior to the 12-month anniversary of the effective date of the Severance Plan, and the Board will not amend or terminate the Severance Plan at any time after (1) the occurrence of a change in control or (2) the date we enter into a definitive agreement which, if consummated, would result in a change in control, unless the potential change in control is abandoned (as publicly announced by the Company), in either case until twenty-four (24) months after the occurrence of a change in control. Further, no such amendment or termination will operate to reduce severance benefits payable with respect to a separation from service that occurs prior to the effective date of such amendment or termination.

Equity Compensation

In general, RSUs and PSUs granted under our long-term incentive program are eligible to vest as follows in the event of certain termination and change in control scenarios.

RSUs

If an NEO’s employment is terminated by the Company without “cause” or by the NEO for “good reason” (as each such term is defined in the applicable award agreement), then any unvested RSUs will vest on a pro-rata basis based on the NEO’s period of service from the grant date until the date of the termination of employment. If an NEO’s employment is terminated due to death or disability, the RSUs will vest in full.

If an NEO remains employed through the date of a “change in control” (as defined for purposes of the applicable equity awards) and a replacement award is not provided, the RSUs will vest in full. If a replacement award is provided and, at any point within twelve months following a “change in control,” the employment of an NEO is terminated by the Company (or its successor) without “cause” or by the NEO for “good reason,” unvested RSUs held by the NEO will vest in full.

PSUs

If an NEO’s employment is terminated by the Company without “cause” or by the NEO for “good reason,” prior to end of the applicable performance period, a pro-rata portion of the PSUs shall remain outstanding and eligible to vest based on actual performance achievement for the full performance period, with such pro-rata portion determined based on the NEO’s period of service during the performance period. If an NEO’s employment is terminated due to death or disability, a pro-rata portion of the PSUs will immediately vest (with any applicable performance goals that have not yet been scored deemed to have been attained at the target level), with such pro-rata portion determined based on the NEO’s period of service during the performance period.

If an NEO remains employed through the date of a “change in control” (as defined for purposes of the applicable equity awards) and a replacement award is not provided, the PSUs will vest in full (with any applicable performance goals that have not yet been scored deemed to have been attained at the target level). If a replacement award is provided and, within twelve months following a “change in control,” the employment of an NEO is terminated by the Company (or its successor) without “cause” or by the NEO for “good reason,” all PSUs will immediately vest (with any applicable performance goals that have not yet been scored deemed to have been attained at the target level).

Non-qualified options

If an NEO’s employment is terminated by the Company without “cause” or by the NEO for “good reason” prior to the end of the vesting period, a pro-rata portion of the option will vest, with such pro-rata portion determined based on the NEO’s period of service from the grant date until the date of termination of employment. If an NEO’s employment is terminated due to death or disability, the unvested portion of the option will vest in full upon termination.

If an NEO remains employed through the date of a “change in control” (as defined for purposes of the applicable equity awards) and a replacement award is not provided, the option will vest in full. If a replacement award is provided and, at any point within twelve months following a “change in control,” the employment of an NEO is terminated by the Company (or its successor) without “cause” or by the NEO for “good reason,” the replacement award will vest in full.

Director RSUs

With respect to the unvested director RSU awards that Mr. Fieler held as of the end of the 2024 fiscal year, such awards would vest in the event he ceases service due to death/disability or in the event of a “change in control.” The value of the accelerated vesting of such awards based on an assumed triggering date (for such death/disability or change in control) of December 31, 2024, would be $247,814.

The tables below show the payments and benefits potentially payable to each of our NEOs who were employed by the Company at 2024 fiscal year end upon the NEO’s death or disability, termination of employment without cause or for good reason (other than in connection with a change in control), or termination without cause or for good reason in connection with a change in control, in each case based on an assumed termination date of December 31, 2024, (other than Mr. Fieler, for whom the only benefit would be accelerated vesting of his director RSUs awarded in May 2024) as described and quantified in the narrative above). The employment of the NEOs in the tables below did not actually terminate on December 31, 2024. The actual amounts to be paid to such NEOs in connection with their termination of employment can only be determined at the time of such termination and will depend on the circumstances of such termination. No amounts are reported in the tables below in the event of a “change in control” without a termination, as we have assumed that replacement awards would be provided in connection with such a transaction and therefore no equity awards would vest upon such “change in control.”

Dustin Olson	Voluntary Resignation or Involuntary Termination for Cause	Death or Disability		Termination by the Company without Cause or by NEO for Good Reason (other than within 12 months after CIC)		Termination by the Company without Cause or by the NEO for Good Reason (within 12 months after CIC)

Salary	NA	NA		$773,000	(1)	$1,159,500	(2)

STI	NA	$0	(3)	NA		$1,159,500	(4)

PSU	NA	$1,417,373	(5)	$1,417,373	(6)	$4,891,136	(7)

RSU	NA	$6,589,233	(8)	$1,696,221	(9)	$6,589,233	(10)

Options	NA	$3,255,923	(11)	$888,680	(12)	$3,255,923	(11)

Benefits	NA	NA		$25,594	(13)	$25,594	(13)

Total	NA	$11,262,529		$4,800,869		$17,080,886

Jaime Vasquez	Voluntary Resignation or Involuntary Termination for Cause	Death or Disability		Termination by the Company without Cause or by NEO for Good Reason (other than within 12 months after CIC)		Termination by the Company without Cause or by the NEO for Good Reason (within 12 months after CIC)

Salary	NA	NA		$510,000	(1)	$765,000	(2)

STI	NA	$0	(3)	NA		$535,500	(4)

PSU	NA	$122,365	(5)	$122,365	(6)	$367,094	(7)

RSU	NA	$734,197	(8)	$157,963	(9)	$734,197	(10)

Options	NA	$359,027	(11)	$103,282	(12)	$359,027	(11)

Benefits	NA	NA		$18,349	(13)	$18,349	(13)

Total	NA	$1,215,589		$911,958		$2,779,167

Brad Kalter	Voluntary Resignation or Involuntary Termination for Cause	Death or Disability		Termination by the Company without Cause or by NEO for Good Reason (other than within 12 months after CIC)		Termination by the Company without Cause or by the NEO for Good Reason (within 12 months after CIC)

Salary	NA	NA		$448,800	(1)	$673,200	(2)

STI	NA	$0	(3)	NA		$471,240	(4)

PSU	NA	$375,119	(5)	$375,119	(6)	$1,140,190	(7)

RSU	NA	$1,977,440	(8)	$495,424	(9)	$1,977,440	(10)

Options	NA	$822,265	(11)	$221,756	(12)	$822,265	(11)

Benefits	NA	NA		$18,349	(13)	$18,349	(13)

Total	NA	$3,174,825		$1,559,448		$5,102,684

1	1 times current base salary.

2	1.5 times current base salary.
3

Reflects lump sum cash payment (payable only in the event of death, not disability) equal to annual STI that would have been earned for the calendar year of termination based on actual performance achievement for the full performance year, pro-rated based on the executive’s period of service during such year.

4	1.5 times the NEO’s short-term annual cash incentive target for the year in which the termination of employment occurs.
5	Represents the accelerated vesting of all unvested PSUs (at target performance level) prorated based on period of service from performance period start date to termination date.
6

Represents the unvested PSUs (at assumed target performance level). Unvested PSUs remain outstanding and are eligible to vest based on actual performance achievement for the full performance period to be prorated based on period of service during the performance period.

7	Represents the accelerated vesting of all unvested PSUs (at target performance level).
8	Represents the accelerated vesting of all unvested RSUs.
9	Represents the accelerated vesting of all unvested RSUs prorated from grant date to termination date.
10	Represents the accelerated vesting of all unvested RSUs.
11	Represents the accelerated vesting of all unvested Options.
12	Represents the accelerated vesting of all unvested Options prorated from grant date to termination date.
13	The estimated Company cost of COBRA reimbursements for 12 months.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2024, regarding the Company’s compensation plans under which the Company’s equity securities are authorized for issuance.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3) (c)
Equity compensation plans approved by security holders	7,258,023	$16.75	12,425,893
Equity compensation plans not approved by security holders	—	—	—

TOTAL	7,258,023	$16.75	12,425,893

1

Reflects options and rights outstanding under the PureCycle Technologies, Inc. 2021 Equity and Incentive Compensation Plan (the “2021 Plan”). Performance-based restricted stock unit awards are reflected in this column assuming maximum performance with respect to the applicable performance goals, which may overstate potential dilution with respect to such awards.

2	The weighted-average exercise price relates to outstanding stock options only. The Company’s restricted stock unit awards have no exercise price.
3

As of December 31, 2024, consists of the shares available for future issuance under the 2021 Plan. In general, the aggregate share limit under the 2021 Plan will be automatically increased on the first day of each fiscal year, until 2031, by an amount equal to the lesser of (a) 3% of the shares of the Company’s common stock outstanding on the last day of the immediately preceding fiscal year and (b) such smaller number of shares as determined by the Board.

CEO Pay Ratio

The “CEO Pay Ratio” is a comparison of the CEO’s annual total compensation to the annual total compensation of our median employee (referred to herein as the “Median Employee”). CEO compensation for purposes of this disclosure represents the total compensation reported for Mr. Olson in the 2024 Summary Compensation Table above. The total annual compensation for each of Mr. Olson and our Median Employee, as well as the ratio, is set forth below:

•	Mr. Olson’s annual total compensation for 2024 was $4,074,178.

•	PCT’s Median Employee annual total compensation was $141,069.

•	The ratio of CEO annual total compensation to Median Employee annual total compensation for 2024 was approximately 29 to 1.

As of December 31, 2024, we had 151 employees. To identify the median employee, we conducted an analysis of our total employee population (excluding two employees in the Netherlands, one employee in Japan and one employee in Switzerland) that were active employees as of December 31, 2024 (other than the CEO), without the use of statistical sampling. We determined our median employee using “total compensation” paid during the full year 2024. Total compensation consisted of gross wages to include base wages, overtime, shift differential, incentives, paid time off, and perquisites, as applicable. We did not annualize gross wages for employees who were not employed for the full year in 2024.

This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K of the SEC using the data and methodology summarized above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the median employee compensation amount and CEO pay ratio reported by other companies may not be comparable to the amount and ratio reported above.

Pay versus Performance
The table below discloses the total compensation for our NEOs for the past four fiscal years as disclosed in the Summary Compensation Table, the “compensation actually paid” to our principal executive officer (our “PEO”) and, on an average basis, our other NEOs (in each case, as determined under SEC rules) (collectively, the “PVP NEOs”), our total shareholder return (“TSR”), the TSR of the S&P Small Cap 600 Materials Index over the same period, our net income, and our company-selected financial performance measure, EBITDA.

PAY VERSUS PERFORMANCE TABLE
Year(a)	Summary Compensation Table Total for PEO 1 (b)(1)	Compensation Actually Paid to PEO 1 (c)(1)(2)	Summary Compensation Table Total for PEO 2 (b)(1)	Compensation Actually Paid for PEO 2 (c)(1)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (d)(1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (e)(1)(2)	Value of Initial Fixed $100 Investment Based On:		Net Income (h)	Company- Selected Measure: EBITDA (in thousands) (i)(4)
							Total Shareholder Return(f)(3)	Peer Group Total Shareholder Return(g)(3)

2024	$4,074,178	$17,555,705	—	—	$1,005,566	$2,827,411	$35.47	$138.85	($289,136)	($206,239)

2023	$3,946,566	$3,084,231	—	—	$1,216,476	$210,388	$14.01	$115.92	($101,715)	($64,625)

2022	$4,323,045	$1,911,537	$4,266,831	($4,574,715)	$1,313,331	$245,344	$23.39	$96.62	($84,746)	($83,744)

2021	—	—	$9,352,652	$7,655,192	$14,889,283	$7,444,210	$33.11	$102.88	($77,502)	($68,569)

1
Dustin Olson (“PEO 1”) served as our principal executive officer starting August 5, 2022. Michael Otworth (“PEO 2” and, together with PEO 1, the “PEOs”) served as our principal executive officer from January 1, 2022, through August 4, 2022, and for all of 2021. For 2024, our non-PEO
NEOs were Jaime Vasquez, Jeffrey Fieler, and Brad Kalter. For 2023, our
non-PEO
NEOs were Lawrence Somma, Jeffrey Fieler and Brad Kalter. For 2022, our
non-PEO
NEOs were Lawrence Somma, Brad Kalter and David Brenner. For 2021, our
non-PEO
NEOs were Lawrence Somma, Michael Dee and Dustin Olson. In this disclosure, we refer to each of 2024, 2023, 2022 and 2021 as a “Covered Year.”

2
For each of 2024, 2023, 2022 and 2021, the values included in this column for the CAP to our PEOs and the average CAP to our non-PEO
NEOs reflect certain adjustments to the values included in column (b) and column (d), respectively. For 2024, those adjustments are as follows:

PEO 1 (Dustin Olson)	2024 ($)

Summary Compensation Table Total for PEO (column (b))	$4,074,178

- aggregate change in actuarial present value of pension benefits	($0)

+ service cost of pension benefits	$0

+ prior service cost of pension benefits	$0

- SCT “Stock Awards” column value	($2,607,465)

- SCT “Option Awards” column value	($674,997)

+year-end fair value of equity awards granted in the Covered Year that are outstanding and unvested as of the Covered Year-end	$4,250,971

+/- change in fair value (from prior year-end to Covered Year-end) of equity awards granted in prior years that are outstanding and unvested as of the Covered Year-end	$11,951,457

+ vesting date fair value of equity awards granted and vested in the Covered Year	$0

+/- change in fair value (from prior year-end to vesting date) of equity awards granted in prior years that vested in the Covered Year	$698,816

- fair value as of prior year end of equity awards granted in prior years that failed to vest in the Covered Year	($137,255)

+ dollar value of dividends/earnings paid on equity awards in the Covered Year	$0

+ excess fair value for equity award modifications	$0

Compensation Actually Paid to PEO 1 (column (c))	$17,555,705

AVERAGE FOR NON-PEO NEOS	2024 ($)

Average SCT Total for Non-PEO NEOs (column (d))	$1,005,566

- aggregate change in actuarial present value of pension benefits	$0

+ service cost of pension benefits	$0

+ prior service cost of pension benefits	$0

- SCT “Stock Awards” column value	($584,085)

- SCT “Option Awards” column value	($95,623)

+year-end fair value of equity awards granted in the Covered Year that are outstanding and unvested as of the Covered Year-end	$939,422

+/- change in fair value (from prior year-end to Covered Year-end) of equity awards granted in prior years that are outstanding and unvested as of the Covered Year-end	$1,506,869

+ vesting date fair value of equity awards granted and vested in the Covered Year	$0

+/- change in fair value (from prior year-end to vesting date) of equity awards granted in prior years that vested in the Covered Year	$69,268

- fair value as of prior year end of equity awards granted in prior years that failed to vest in the Covered Year	($14,006)

+ dollar value of dividends/earnings paid on equity awards in the Covered Year	$0

+ excess fair value for equity award modifications	$0

Average Compensation Actually Paid to Non-PEO NEOs (column (e))	$2,827,411

3
For each of 2024, 2023, 2022 and 2021, TSR for the Company and the peer group was calculated as the yearly percentage change in cumulative total shareholder return applied to a deemed fixed investment of $100 at market close on March 17, 2021, the day immediately prior to the first date on which the Company’s securities were registered under Section 12 of the Exchange Act. The yearly percentage change in cumulative TSR was measured as the quotient of (a) the sum of (i) the cumulative amount of dividends for the period from March 17, 2021 through and including the last day of the Covered Year (the “Measurement Period”), assuming dividend reinvestment, plus (ii) the difference between stock price per share at the end and the beginning of the Measurement Period, divided by (b) stock price per share at the beginning of the Measurement Period. For purposes of this PVP disclosure, our peer group is the S&P Small Cap 600 Materials index, which we use for purposes of the performance graph in our annual report (the “Peer Group”). Because fiscal years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

4	EBITDA means earnings before income, taxes, depreciation and amortization for the consolidated Company.

Pay Versus Performance Relationship Descriptions
The following graphical comparisons provide descriptions of the relationships between certain figures inclu
d
ed in the Pay Versus Performance table for each of 2024, 2023, 2022 and 2021, including: (a) a comparison between our cumulative total shareholder return and the total shareholder return of the Peer Group; and (b) comparisons between (i) the compensation actually paid to the PEO and the average compensation actually paid to our non-PEO NEOs
and (ii) each of the performance measures set forth in columns (f), (h) and (i) of the Pay Versus Performance table.

Relationship of Compensation Actually Paid to Company TSR and Relationship of Company TSR to Peer Group TSR
Compensation Actually Paid
Total Shareholder Return
20000000
15000000
10000000
5000000
0
-5000000
-10000000
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
12/31/2020
2021
2022
2023
2024
PEO 1 CAP
PEO 2 CAP
Ave. Non-PEO NEO CAP
Company TSR
Peer Group TSR

Relationship of Compensation Actually Paid to Company Net Income
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
-$5,000,000
-$10,000,000
Compensation Actually Paid
$0
-$50,000,000
-$100,000,000
-$150,000,000
-$200,000,000
-$250,000,000
-$300,000,000
-$350,000,000
Net Income
2021
2022
2023
2024
PEO 1 CAP
PEO 2 CAP
Ave. Non-PEO NEO CAP
Net Income

Relationship of Compensation Actually Paid to Company EBITDA
Compensation Actually Paid
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
-$5,000,000
-$10,000,000
EBITDA
$0
-$50,000,000
-$100,000,000
-$150,000,000
-$200,000,000
-$250,000,000
2021
2022
2023
2024
PEO 1 CAP
PEO 2 CAP
Ave. Non-PEO NEO CAP
EBITDA

Tabular List
The following table lists the financial and
non-financial
performance measures that
w
e believe a
r
e the most importa
n
t measures we used to link compensation actually paid to our NEOs for fiscal 2024 to Company performance.

EBITDA
Ironton EBITDA
Liquidity Goal — Capital Raise
Operational Production

OTHER MATTERS

Stock Ownership of Major Shareholders, Executive Officers and Directors

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of March 21, 2025 (except as otherwise set forth below) by:

•	each person known to us to be the beneficial owner of more than 5% of our common stock;

•	each of our named executive officers, director nominees and directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Fractional shares have been rounded to the nearest whole share.

The beneficial ownership of our common stock is based on 179,412,172 shares of our common stock issued and outstanding as of March 21, 2025. The 179,412,172 shares of our common stock outstanding exclude 4,000,000 shares of our common stock, which may be issued to the previous unitholders of PureCycle Technologies, LLC subject to the achievement of certain stock price targets and upon commissioning of an industrial facility in Ironton, Ohio.

Stock Ownership of NEOs, Directors, and Director Nominees

The following table is based upon SEC filings and/or information supplied by the reporting persons. Unless otherwise indicated, we believe that all individuals named in the table below have sole voting and investment power with respect to all shares of capital stock beneficially owned by them. To our knowledge, no shares of our common stock beneficially owned by any executive officer or director have been pledged as security.

	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares

Brad Kalter(1)	292,307	*

Dustin Olson	1,152,815	*

Jaime Vasquez	98,529	*

Steven Bouck	65,817	*

Tanya Burnell	70,451	*

Daniel Coombs	120,872	*

Jeffrey Fieler(2)	1,963,754	1.09%

Daniel Gibson(4)	34,934,774	19.47%

Allen Jacoby	60,117	*

Fernando Musa(3)	124,533	*

All Directors and Executive Officers as a Group (●● Individuals)	38,883,969	21.67%

*	less than 1%

1

Includes 77,500 shares that are held by the Brad S. Kalter and Julie F. Kalter Revocable Trust. Mr. Kalter is a trustee of the trust, and Mr. Kalter and members of his immediate family are the sole beneficiaries of the trust. Mr. Kalter remains the beneficial owner of the securities held by the trust, in joint tenancy with the reporting person’s spouse and 33,640 held directly in his name.

2	Consists of 1,945,634 shares of common stock and 751,031 shares of common stock issuable upon exercise of an equal number of warrants.
3	Includes 66,716 shares that are held by FMCPM Investments, Ltd., in joint tenancy with Mr. Musa’s spouse.
4

Daniel Patrick Gibson has sole voting and dispositive power over 857,200 shares of common stock. Mr. Gibson owns 100% of the Class A shares of Sylebra Capital and 100% of the membership interests of Sylebra Capital LLC (Sylebra US) and is a founder and Chief Investment Officer of Sylebra Capital. Sylebra Capital is the investment manager and parent of Sylebra Capital Limited (Sylebra HK). Sylebra HK and Sylebra US are the investment sub-advisers to Sylebra Capital Partners Master Fund, Ltd. , Sylebra Capital Parc Master Fund, Sylebra Capital Menlo Master Fund, and other advisory clients (collectively, the “Affiliated Investment Entities”). Sylebra Capital, Sylebra US and Sylebra HK, together with Mr. Gibson, have shared voting and dispositive power over 34,077,574 shares of common stock.

Stock Ownership by Certain Beneficial Owners

The following entities were the only persons known to PureCycle to be the beneficial owners of more than five percent of PureCycle common stock, based on public filings made with the SEC (as described below):

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (#)	Percentage of Outstanding Shares(%)

Entities Affiliated with Sylebra Capital Limited(2)	34,077,574	18.99%

Entities affiliated with Samlyn Capital, LLC(3)	11,668,311	6.50%

The Vanguard Group(4)	12,648,342	7.05%

PureCrown LLC(5)	9,716,394	5.42%

1	Unless otherwise indicated, the business address of each of the individuals is c/o PureCycle Technologies, Inc., 20 North Orange Avenue, Suite 106, Orlando, Florida 32801.
2

The information is based on a Schedule 13D/A filed by Sylebra HK with the SEC on September 17, 2024, reporting beneficial ownership as of September 13, 2024. and the Form 4 filed by Sylebra HK with the SEC on February 10, 2025, reporting beneficial ownership as of February 6, 2025. Daniel Patrick Gibson owns 100% of the Class A shares of Sylebra Capital and 100% of the membership interests of Sylebra US and is a founder and Chief Investment Officer of Sylebra Capital. Sylebra Capital is the investment manager and parent of Sylebra HK. Sylebra HK and Sylebra US are the investment sub-advisers to the Affiliated Investment Entities. The Sylebra Capital, Sylebra US and Sylebra HK, together with Mr. Gibson, have shared voting and dispositive power over 34,077,574 shares of common stock. The principal address of Mr. Gibson, Sylebra Capital, Sylebra US, Sylebra HK and the Affiliated Entities is c/o Sylebra Capital LLC, 3000 El Camino Real, Building 5, Suite 450, Palo Alto, CA 94306.

3

The information is based on a Schedule 13G/A filed by Samlyn Capital, LLC with the SEC on February 14, 2025, reporting beneficial ownership as of December 31, 2024. Samlyn Capital, LLC reported that Samlyn, LP and Robert Pohly have shared voting and dispositive power with respect to 11,668,311 shares of common stock and no sole voting or dispositive power with respect to any shares of common stock. Samlyn Capital, LLC also reported that all of the securities reported in the Schedule 13G/A are directly owned by advisory clients of Samlyn Capital, LLC and that none of those advisory clients may be deemed to beneficially own more than 5% of the common stock. The business address for each of Samlyn, LLC Capital, Samlyn, LP and Robert Pohly is c/o Samlyn Capital, LLC, 500 Park Avenue, 2nd Floor, New York, New York 10022.

4

The information is based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024, reporting beneficial ownership as of December 29, 2023. The Vanguard Group reported that it has shared voting power with respect to 99,710 shares of common stock, sole dispositive power with respect to 12,451,621 shares of common stock, shared dispositive power with respect to 196,721 shares of common stock and no sole voting power with respect to any shares of common stock. The business address of the reporting person is 100 Vanguard Blvd., Malvern, PA 19355.

5

The information is based on a Schedule 13G/A filed by Pure Crown LLC and HCC Manager LLC with the SEC on February 10, 2023, reporting beneficial ownership as of December 31, 2022. Pure Crown LLC and HCC Manager LLC reported that they have shared voting and dispositive power with respect to 9,716,394 shares of common stock and no sole voting or dispositive power with respect to any shares of common stock. The business address of the reporting persons is 222 N. LaSalle Street, Suite 2000, Chicago, Illinois 60601.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings. To our knowledge, based solely on review such reports, or written representations from reporting persons, all required Section 16(a) reports were timely filed except for Mr. Vasquez who filed his initial Form 4 late on February 28, 2024, and Mr. Barta who filed his initial Form 4 late on December 17, 2024.

OTHER INFORMATION

Proxy Materials

The full set of our materials include:

•	the notice and Proxy Statement for the meeting;

•	a proxy or voting instruction card; and

•	our 2024 Annual Report.

You may view online this Proxy Statement and related materials at www.proxydocs.com/PCT. As described further above, shareholders will receive only a written notice of how to access our Proxy materials and will not receive printed copies of the proxy materials unless requested. You may obtain a copy of our Annual Report on Form 10-K and Proxy Statement free of charge by writing on our website www.purecycle.com or writing to investorrelations@purecycle.com.

Delivery of Proxy Materials to Households

Shareholders residing in the same household who hold their stock through a bank or broker may receive only one notice of annual meeting and Internet availability of Proxy materials (or Proxy Statement, for those who receive a printed copy of the Proxy Statement) in accordance with a notice sent earlier by their bank or broker. This practice of sending only one copy of proxy materials is called “householding,” and saves us money in printing and distribution costs. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the shareholders within the household.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the Proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker or by contacting us by phone at (689) 233-3595 or in writing at PureCycle Technologies, Inc., 20 North Orange Avenue, Suite 106, Orlando, Florida 32801, Attention: Corporate Secretary. We will also promptly deliver a separate copy of one notice of annual meeting and Internet availability of Proxy materials (or Proxy Statement, as applicable) to any shareholder residing at an address to which only one copy was delivered. Requests for additional copies should be directed to us in writing using the contact information listed above.

By Order of the Board,

Brad S. Kalter

General Counsel, Chief Compliance Officer and Corporate Secretary

March 28, 2025

P.O. BOX 8016, CARY, NC 27512-9903	Your vote matters!

Have your ballot ready and please use one of the methods below for easy voting:

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

PureCycle Technologies, Inc.	Internet:
www.proxypush.com/PCT
	•	Cast your vote online
	•	Have your Proxy Card ready
	•	Follow the simple instructions to record your vote

For Shareholders of record as of March 21, 2025	Phone:
Thursday, May 8, 2025 10:00 AM, Eastern Time	1-866-396-2053
Annual Meeting to be held live via the Internet - please visit	•	Use any touch-tone telephone
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This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Dustin Olson and Brad Kalter (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of PureCycle Technologies, Inc. (“Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 8, 2025, and any adjournments thereof (“Meeting”), conferring authority upon such true and lawful attorneys to vote in their discretion, unless otherwise specified herein and as permitted by law, on such matters as may properly come before the Meeting. The undersigned hereby revokes all proxies previously given.

With respect to each matter listed on the reverse side, the Board of Directors recommends that you vote FOR proposals 1,2 and 3, each of which is described more fully in the Company’s proxy statement for the Meeting. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Meeting, or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

PureCycle Technologies, Inc. Annual Meeting of Shareholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Elect the eight (8) Drirectors proposed in the accompanying Proxy Statement, each to serve for a one-year term.
		FOR	AGAINST	ABSTAIN
	1.01 Steven Bouck	☐	☐	☐	FOR

	1.02 Tanya Burnell	☐	☐	☐	FOR

	1.03 Daniel Coombs	☐	☐	☐	FOR

	1.04 Jeffrey Fieler	☐	☐	☐	FOR

	1.05 Daniel Gibson	☐	☐	☐	FOR

	1.06 Allen Jacoby	☐	☐	☐	FOR

	1.07 Fernando Musa	☐	☐	☐	FOR

	1.08 Dustin Olson	☐	☐	☐	FOR

		FOR	AGAINST	ABSTAIN
2.	RATIFY the apppointment of Grant Thronton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐	FOR

3.	APPROVE, on an advisory basis, our named executive officer compensation.	☐	☐	☐	FOR

NOTE: In their discretion, the Named Proxies are authorized to vote on any other matters that may properly come before the Meeting or any adjournment or postponement thereof.

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Signature (and Title if applicable)	Date	Signature (if held jointly)	Date